UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☑ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to Rule 14a-12
Lance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY STATEMENT
Principal Stockholders and Holdings of Management
Election of Directors
The Board of Directors and its Committees
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Audit Committee Report
Director Compensation
Executive Officer Compensation
Equity Compensation Plans
Ratification of Selection of Independent Public Accountants
Section 16(A) Beneficial Ownership Reporting Compliance
Related Person Transactions
Stockholder Proposals for 2010 Annual Meeting
Charlotte, North Carolina
Notice of Annual Meeting of Stockholders to be held April 23, 2009
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. will be held at Harris Conference Center, 3216 Central Piedmont Community College (CPCC) West Campus Drive (Off Morris Field Drive), Charlotte, North Carolina 28208, on Thursday, April 23, 2009, at 2:00 p.m., local time, for the purpose of considering and acting upon the following:
1.	The election of three directors.

2.	A proposal to ratify the selection of KPMG LLP as independent public accountants for fiscal year 2009.

3.	Any and all other matters that may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 11, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of the Common Stock of Lance, Inc. of record at that date will be entitled to notice of or to vote at the meeting.
By Order of the Board of Directors
Rick D. Puckett
Secretary
Charlotte, North Carolina
March 23, 2009
Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on April 23, 2009
          The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 27, 2008 are available at www.edocumentview.com/LNCE.
     The Board of Directors will appreciate your prompt vote by a toll-free telephone number, the Internet or the prompt return of the enclosed proxy card, dated and signed. Instructions regarding all three methods of voting are on the proxy card.

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LANCE, INC.
14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina 28277
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. to be held at Harris Conference Center, 3216 CPCC West Campus Drive, Charlotte, North Carolina 28208, at 2:00 p.m., local time, on Thursday, April 23, 2009. This Proxy Statement and accompanying Proxy are first being sent to our stockholders on or about March 23, 2009. Our principal office is located at 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina.
     Solicitation other than by mail may be made personally and by telephone by our regularly employed officers and employees who will not be additionally compensated therefor. We will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, we have engaged Georgeson Shareholder to deliver proxy materials to, and solicit proxies from, these institutions. Georgeson Shareholder will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $7,000. The total cost of soliciting proxies will be borne by us.
     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina 28277 or by attending the meeting and electing to vote in person. Proxies received in the accompanying form will be voted as instructed in the proxy at the meeting or any adjournment thereof.
     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. Proposals by stockholders, if any, which are properly submitted to our Secretary within the time period and in the manner provided in our Bylaws, will also be considered at the meeting. If any such proposals or any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.
     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of our Common Stock held by them of record at the close of business on March 11, 2009 which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. A list of stockholders entitled to notice of the meeting will be available at our offices at 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina during ordinary business hours from March 25, 2009 through the day of the meeting.
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Voting on all matters, including the election of directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock outstanding on March 11, 2009 was 31,902,661.

Principal Stockholders and Holdings of Management
     As of February 2, 2009, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

	Number of Shares		Percent of
Name and Address of	and Nature of		Common Stock
Beneficial Owner	Beneficial Ownership		Outstanding (1)
Barclays Global Investors, NA	2,037,705	(2)	6.5%
45 Fremont Street San Francisco, CA 94105

Keeley Asset Management Corp. and	1,947,500	(3)	6.2%
Keeley Small Cap Value Fund, as a group 401 South LaSalle Street Chicago, Illinois 60605

Nan D. Van Every	1,658,778	(4)	5.3%
6001 Pelican Bay Boulevard Naples, FL 34108

Wellington Management	2,932,421	(5)	9.3%
Company, LLP 75 State Street Boston, MA 02109

(1)	Based on 31,529,854 shares outstanding on February 2, 2009 plus options held by such person that are currently exercisable or exercisable within 60 days.

(2)	Based on a Schedule 13G filed on February 5, 2009 by Barclays Global Investors, NA, a bank, and affiliates reporting shares held on December 31, 2008. The Schedule 13G reports that Barclays Global Investors, NA and affiliates have sole power to vote 1,535,075 of such shares and sole power to dispose of 2,037,705 of such shares.

(3)	Based on Amendment No. 1 to Schedule 13G filed jointly on February 13, 2009 by Keeley Asset Management Corp. and Keeley Small Cap Value Fund reporting shares held on December 31, 2008. The Schedule 13G reports that Keeley Asset Management Corp. has sole power to vote 1,947,500 shares and sole power to dispose of 1,947,500 shares.

(4)	Based on Amendment No. 1 to Schedule 13G filed on February 28, 2008 by Nan D. Van Every reporting shares held on December 31, 2007. The Schedule 13G reports that Nan D. Van Every has sole power to vote 1,658,778 of such shares and sole power to dispose of 1,658,778 of such shares. As of December 31, 2007, such shares included currently exercisable options to acquire 154,635 shares of outstanding Common Stock.

(5)	Based on Amendment No. 2 to Schedule 13G filed on February 17, 2009 by Wellington Management Company, LLP, an investment adviser, reporting shares held on December 31, 2008. The Amendment reports that Wellington Management Company, LLP has shared power to vote 2,086,113 shares and shared power to dispose of 2,932,421 shares.
         Based on information available to us, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 2, 2009, approximately 4,400,000 shares of our Common Stock (approximately 14% of the outstanding shares). Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to us. There are approximately 65 Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of February 2, 2009, information as to the beneficial ownership of our $0.83-1/3 par value Common Stock by all directors and nominees, executive officers named in the Summary Compensation Table below, and our directors and executive officers as a group.

	Number of Shares		Percent of
	and Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership (1)		Outstanding (2)
Jeffrey A. Atkins	4,000	(3)	*

J. P. Bolduc	4,000	(3)	*

William R. Holland	25,054	(4)	*

James W. Johnston	1,247,093	(5)	4.0%

W. J. Prezzano	23,000	(4)	*

David V. Singer	204,540 800,000	(6) (7)	* 2.5%

Dan C. Swander	6,000	(8)	*

Isaiah Tidwell	23,986	(4)	*

S. Lance Van Every	300,729	(9)	1.0%

Earl D. Leake	67,561	(10)	*

Glenn A. Patcha	57,268	(11)	*

Rick D. Puckett	71,316	(12)	*

Blake W. Thompson	51,186	(13)	*

Directors and all executive officers as a group (15 persons)	2,917,681	(14)	9.3%

*	Less than 1%.

(1)	All shares are owned directly and with sole voting and dispositive power except as otherwise noted.

(2)	Based on 31,529,854 shares outstanding on February 2, 2009 plus options, if any, held by such person that are currently exercisable or exercisable within 60 days.

(3)	Includes 4,000 shares of restricted stock.

(4)	Includes 16,000 shares subject to exercisable options and 7,000 shares of restricted stock.

(5)	Includes 2,000 shares of restricted stock and 578,928 shares held in a trust of which Mr. Johnston’s wife is a co-trustee. Mr. Johnston’s wife shares voting and dispositive power over such shares and is the beneficiary with respect to one-third of such shares. All of the 578,928 shares are pledged as security. Also includes 637,365 shares held directly by Mr. Johnston’s wife and 25,000 shares held in another trust for the benefit of Mr. Johnston’s wife.

(6)	Includes 183,651 shares subject to exercisable options and 20,889 shares of restricted stock. Does not include 300,000 restricted stock units and 35,610 dividend equivalent units, each equivalent to one share of Common Stock, that vest on May 11, 2010 pursuant to the terms of the Restricted Stock Unit Award Agreement, as amended, described under “Executive Officer Compensation—Summary of Compensation and Grants of Planned Based Awards—Employment and Other Agreements” below.

(7)	Consists of shares held by the Philip L. Van Every Foundation (the “Foundation”) of which Mr. Singer is a member of the Board of Administrators, which holds the sole voting and dispositive power of such shares.

(8)	Includes 6,000 shares of restricted stock.

(9)	Includes 16,000 shares subject to options currently exercisable, 7,000 shares of restricted stock and 232,494 shares pledged as security. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 34,710 shares as to which he had shared power to vote and dispose.

(10)	Includes 47,796 shares subject to exercisable options and 4,253 shares of restricted stock.

(11)	Includes 32,901 shares subject to exercisable options and 23,892 shares of restricted stock.

(12)	Includes 49,873 shares subject to exercisable options and 5,203 shares of restricted stock.

(13)	Includes 34,862 shares subject to exercisable options and 3,942 shares of restricted stock.

(14)	Includes 433,409 shares subject to exercisable options held by directors and executive officers, 800,000 shares held by the Foundation of which Mr. Singer is a member of the Board of Administrators, 105,918 shares of restricted stock and 811,422 shares pledged as security.
Election of Directors
     At the 2009 Annual Meeting of Stockholders, three directors will be elected to serve until the Annual Meeting of Stockholders in 2012. Each director will be elected to serve subject to the provisions of the Bylaws and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and broker “non-votes” are not taken into account in determining a plurality.
     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the proxies will be voted for three nominees including such substitutes as shall be designated by the Board of Directors.
     Each of the three nominees listed below are currently members of the Board of Directors and were elected to their current terms, which expire in 2009, at the Annual Meeting Stockholders held April 27, 2006. Each of the nominees qualifies as an independent director under the applicable listing standards of The NASDAQ Stock Market LLC (“Nasdaq”).

Name and Director Since (1)	Age	Information About Nominees and Directors
Jeffrey A. Atkins 2006	60	Executive Vice President and Chief Financial Officer, ACH Food Companies, Inc., Memphis, TN (a food manufacturer, distributor and marketer), since 2003; private investor, 2001-2003; Chief Financial Officer, Springs Industries, Inc., Fort Mill, SC (a manufacturer and distributor of textile home furnishings), 1999-2001; Chief Executive Officer and Chief Financial Officer, Pete’s Brewing Company, Palo Alto, CA (a craft-beer brewer and marketer), 1997-1998. From 1977 to 1996, The Quaker Oats Co., Chicago, IL (a food and beverage marketer and manufacturer), where he held various positions including Vice President of Corporate Planning from 1995 to 1996

J. P. Bolduc 2006	69	Chairman and Chief Executive Officer, JPB Enterprises, Inc., Columbia, MD (a private investment holding company), since 1995; President and Chief Executive Officer, J.A. Jones, Inc. (a multi-national construction, real estate and related engineering services company), 2003-2005; President and Chief Executive Officer, W.R. Grace & Co. (a specialty chemicals and health care company), 1990-1995. Mr. Bolduc is a director of EnPro Industries, Inc., Unisys Corporation and Management Consulting Group PLC

Isaiah Tidwell 1995	64	Private investor since 2005; Georgia Wealth Management Director, Executive Vice President — Wachovia Bank, N.A., Atlanta, GA, 2001-2005; President, Georgia Banking — Wachovia Bank, N.A., Atlanta, GA, 1999-2001; and Executive Vice President and Southern/Western Regional Executive of Wachovia Bank, N.A., 1996-1999; Director of Ruddick Corporation and Lincoln National Corporation
     The three members of the Board of Directors listed below were elected to their current terms, which expire in 2010, at the Annual Meeting of the Stockholders held April 26, 2007.

Name and Director Since (1)	Age	Information About Nominees and Directors
David V. Singer 2003	53	President and Chief Executive Officer of Lance, Inc. since 2005; Executive Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, Charlotte, NC (beverage manufacturing and distribution), 2001-2005; Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, 1986-2001

Dan C. Swander 2004	65	Chief Executive Officer, Method Products, Inc., San Francisco, CA (marketer of household cleaning and personal care products) since August 2008; Operating Partner, Swander Pace Capital, San Francisco, CA (equity investment firm specializing in consumer products and related industries) since 2006; Executive Vice President, Basic American Foods, Inc., Walnut Creek, CA (food manufacturing), 2004-2005; President and Chief Operating Officer of International Multifoods Corporation, Minnetonka, MN (food manufacturing), 2001-2004; Chairman and Director, Swander Pace & Company, San Francisco, CA (strategy consulting firm specializing in the food, beverage and packaged goods industries), 1987-2001

S. Lance Van Every (2) 1990	61	Private investor for more than the past five years

The three members of the Board of Directors listed below were elected to their current terms, which expire in 2011, at the Annual Meeting of the Stockholders held April 24, 2008.

Name and Director Since (1)	Age	Information About Nominees and Directors
William R. Holland 1993	70	Private investor since 2001; Chief Executive Officer of United Dominion Industries Limited, Charlotte, NC (diversified manufacturing company), 1986-2000; Chairman of United Dominion Industries Limited, 1986-2001; Director of Goodrich Corp. and EnPro Industries, Inc.

James W. Johnston(2) 2008	62	President and Chief Executive Officer of Stonemarker Enterprises, Inc., Mooresville, NC (consulting and investment company), since 1996; Vice Chairman of RJR Nabisco, Inc., Winston-Salem, NC (diversified manufacturer of consumer products), 1995-1996; Chairman of R. J. Reynolds Tobacco Worldwide, 1993-1996; Chairman and Chief Executive Officer of R. J. Reynolds Tobacco Co., 1989-1996. Director of Sealy Corporation.

W. J. Prezzano 1998	68	Chairman of the Board of Lance, Inc. since 2005; Private investor since 1997; Vice Chairman of Eastman Kodak, Inc., Rochester, NY (imaging), 1996-1997; Director of TD Bank Financial Group (Toronto, Canada), TD Banknorth, Inc., TD Ameritrade Holding Corporation, Roper Industries, Inc. and EnPro Industries, Inc.

(1)	The information about the directors was furnished to us by the directors.

(2)	Mr. Van Every and Mr. Johnston’s wife are cousins.
The Board of Directors and its Committees
     The Board of Directors met eight times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and all Committees on which he or she served, except for Barbara R. Allen. Each of the members of the Board of Directors is requested to attend in person the Annual Meeting of Stockholders, and all of the then current members of the Board of Directors attended the 2008 Annual Meeting of Stockholders, except for Barbara R. Allen who was not standing for reelection.
     The full Board of Directors has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Jeffrey A. Atkins, J. P. Bolduc, William R. Holland, James W. Johnston, W. J. Prezzano, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every. In April 2008, W. J. Prezzano was re-elected as Chairman of the Board to serve as our non-executive chairman in accordance with the Bylaws.
     In addition to its other committees, the Board of Directors has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The written charters of all of the Committees are posted on our website, www.lance.com, under the Investor Relations tab.
     Audit Committee. The Audit Committee is composed of Jeffrey A. Atkins, Chairman, J. P. Bolduc, James W. Johnston, W. J. Prezzano and Isaiah Tidwell and is primarily responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board of Directors has determined that Mr. Atkins is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. All of the members of the Audit Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Audit Committee met five times during the fiscal year. The report of the Audit Committee with respect to the 2008 fiscal year is set forth under the heading “—Audit Committee Report” below.
     Compensation Committee. The Compensation Committee provides overall guidance to our compensation and benefit programs. The Compensation Committee is composed of William R. Holland, Chairman, W. J. Prezzano, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every. The Compensation Committee functions pursuant to a written charter adopted by the Board of Directors. The Committee’s recommendations regarding the annual compensation of the Chief Executive Officer are subject to approval by the Board of Directors. The Committee administers our stock incentive plans. All of the members of the Compensation Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Compensation Committee met five times during the fiscal year.
     For a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Officer Compensation—Compensation Discussion and Analysis” below. The Compensation Committee also reviews, approves and recommends to the Board of Directors for approval the compensation of the members of the Board of Directors. In approving director compensation, the Compensation Committee considers the anticipated number of meetings of the Board of Directors and its Committees and data regarding director compensation for similar size companies in similar industries. In the last quarter of 2007, the Compensation Committee retained its own executive compensation consultants, Pearl Meyer & Partners, to assist the Committee in its executive officer and director compensation decisions. In 2008, Pearl Meyer & Partners provided an analysis of director compensation programs and compared our director compensation to similar size companies in similar industries and made recommendations with respect to our director compensation program. The consultants used data from comprehensive surveys and performed a peer group analysis using similar size food and snack food companies.
     The report of the Compensation Committee with respect to the 2008 fiscal year is set forth under the heading “—Compensation Committee Report” below.
     Governance and Nominating Committee. The Governance and Nominating Committee is composed of W. J. Prezzano, Chairman, J. P. Bolduc, William R. Holland, Dan C. Swander and S. Lance Van Every. The Governance and Nominating Committee functions pursuant to a written charter adopted by the Board of Directors. The Governance and Nominating Committee’s functions include identifying, evaluating and recommending candidates for election to the Board of Directors and reviewing and recommending appropriate changes in our corporate governance principles, codes of conduct and ethics and other corporate governance documents. The Committee is also responsible for reviewing related party transactions. All of the members of the Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Governance and Nominating Committee met three times during the fiscal year.
     In identifying potential director candidates, the Governance and Nominating Committee seeks input from other members of the Board of Directors and executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Governance and Nominating Committee. The Governance and Nominating Committee has at times retained a third-party search firm to assist in identifying potential director candidates. The Committee will also consider director candidates recommended by stockholders to stand for election at the Annual Meeting of Stockholders, so long as such recommendations are submitted in accordance with the procedures described below under “—Stockholder Recommendations for Director Candidates.”
     In evaluating director candidates, the Chairman of the Governance and Nominating Committee and other members of the Committee, may conduct interviews with certain candidates and make recommendations to the Committee. Other members of the Board of Directors may also conduct interviews with director candidates upon request, and the Committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates.
     The Governance and Nominating Committee has not set specific, minimum qualifications that must be met by a director candidate. In evaluating candidates for recommendation to the Board of Directors, the Committee will consider the following factors, in addition to any other factors that it deems appropriate:
•	whether the candidate is of the highest ethical character and shares our Company’s values;

•	whether the candidate’s reputation, both personal and professional, is consistent with our image and reputation;

•	whether the candidate’s characteristics, experiences, perspectives and skills would benefit the Board of Directors given the current composition of the Board of Directors;

•	whether the candidate is “independent” as defined by Nasdaq listing standards and other applicable laws, rules or regulations regarding independence;

•	whether the candidate qualifies as someone who is “financially sophisticated” or as an “audit committee financial expert” as described in the Nasdaq listing standards or any other applicable laws, rules or regulations;

•	whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or violate any applicable Nasdaq listing standards or other applicable laws, rules or regulations;

•	whether the candidate’s service as an executive officer of another company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

•	if the candidate is an incumbent director, the director’s overall service during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.
     The Governance and Nominating Committee assesses and reviews these guidelines with the Board of Directors each year and modifies them as appropriate. The Board of Directors also considers these guidelines in carrying out its responsibility for filling vacancies and selecting nominees for election as directors at Annual Meetings of Stockholders. All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above.
Stockholder Recommendations of Director Candidates
     Stockholders who wish to recommend director candidates for consideration by the Governance and Nominating Committee may do so by mailing a written recommendation to the Chairman of the Governance and Nominating Committee, c/o Secretary, Lance, Inc., 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina 28277. Such recommendation must include the following information:
•	the name and address of the stockholder submitting the recommendation or the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

•	the class and number of shares of our stock that are owned beneficially and of record by the stockholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

•	sufficient biographical information concerning the director candidate, including a statement about the director’s qualifications;

•	all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made; and

•	a written consent of the candidate to be named in our proxy statement and to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.
     Recommendations by stockholders for director candidates to be considered by the Governance and Nominating Committee for the 2010 Annual Meeting of Stockholders must be submitted by November 23, 2009. The submission of a recommendation by a stockholder in compliance with these procedures will not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement.
     Our Bylaws also provide that nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders by any stockholder entitled to vote on such election. Such nominations must be submitted in writing to our Secretary at our principal office at least 75 days, but not more than 105 days, before the first anniversary of the preceding year’s annual meeting, and in accordance with the procedures specified in the Bylaws. The presiding officer at the Annual Meeting of Stockholders may refuse to accept the nomination of any person that is not submitted in compliance with such procedures.
Stockholder Communications with the Board of Directors
     It is our policy that stockholders may, at any time, communicate with any of our directors by mailing a written communication to a director, c/o Secretary, Lance, Inc., 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina 28277.
     All communications received in accordance with these procedures will be reviewed by the Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:
•	do not relate to the business or affairs of our Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relate to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	are advertisements or other commercial solicitations;

•	are frivolous or offensive; or

•	are otherwise not appropriate for delivery to directors.
Compensation Committee Interlocks and Insider Participation
     William R. Holland, W. J. Prezzano, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every served on the Compensation Committee in fiscal year 2008. None of the directors who served on the Compensation Committee in fiscal year 2008 served as one of our employees in fiscal year 2008 or has ever served as one of our officers. During fiscal year 2008, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.
Compensation Committee Report
     The Compensation Committee of the Board of Directors has reviewed and discussed the below section titled “Executive Officer Compensation—Compensation Discussion and Analysis” with management, and, based on such review and discussions, recommended to the Board of Directors that the section be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.
     Submitted by the Compensation Committee of the Board of Directors.

William R. Holland, Chairman	Isaiah Tidwell
W. J. Prezzano	S. Lance Van Every
Dan C. Swander
Audit Committee Report
     The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Lance, Inc. (“Lance”) and the integrated audits of its financial statements, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for Lance’s financial statements and the financial reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the financial reporting and controls.

     The Committee discussed with the independent public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of Lance’s financial reporting and controls and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. In addition, the Committee has received the written disclosures and letter from the independent public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent public accountants the independent public accountants’ independence from management and Lance.
     The Committee approved in advance all audit and non-audit services for 2008. These services are outlined in more detail under “Ratification of Selection of Independent Public Accountants” below.
     The Committee also discussed with Lance’s internal audit accountants and independent public accountants the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit accountants and independent public accountants, with and without management present, to discuss the results of their examinations and their evaluations of the internal controls and the overall quality of financial reporting of Lance.
     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the consolidated audited financial statements of Lance, Inc. be included in the Annual Report on Form 10-K for the fiscal year ended December 27, 2008 for filing with the Securities and Exchange Commission.
     Submitted by the Audit Committee of the Board of Directors.

Jeffrey A. Atkins, Chairman	W. J. Prezzano
J. P. Bolduc	Isaiah Tidwell
James W. Johnston
Director Compensation
     Directors who are employed by us or one of our subsidiaries receive no additional compensation for serving as directors. Directors who are not employed by us or one of our subsidiaries receive an annual fee of $35,000 plus $1,500 (and expenses) for each Board meeting attended. The Chairman of the Board receives an additional fee of $75,000 per year. Non-employee directors (other than the Chairman of the Board) who serve as Chairman of the Audit Committee receive an additional $10,000 per year and those who serve as Chairman of either the Compensation Committee or Governance and Nominating Committee receive an additional $7,500 per year. Non-employee directors (other than the Chairman of the Board) also receive $1,500 for each Committee meeting attended. The Chairman of the Board does not receive a fee for attending Committee meetings or for serving as a Committee Chairman.
     Under the 2008 Director Stock Plan, which was approved by our stockholders on April 25, 2008, all non-employee directors serving on the 20th day of the month following our Annual Meeting of Stockholders each year automatically receive an award of up to 4,000 shares of restricted stock of the Company, as determined by the Board of Directors from time to time. In 2008, each non-employee director received an award of 2,000 shares of restricted stock. Non-employee directors who are first elected after June 1 and before December 31 of any year receive an automatic initial award of up to 4,000 shares of restricted stock on the 20th day of the month following the date when the director first commences service as a director, as determined by the Board of Directors from time to time.
     Shares of restricted stock subject to awards under the 2008 Director Stock Plan vest 12 months after the award. If a director ceases to serve as a director prior to such vesting date due to the director’s death, or if there is a change of control of our Company prior to such vesting date, then the shares of restricted stock become fully vested on the date of the director’s death or the date of the change of control, as the case may be. If the director ceases to serve as a director for any reason other than death before the vesting date, then the shares of restricted stock become vested on a pro-rata basis at a rate of one-twelfth for each month the director served after the applicable award date. Directors have the right to receive dividends with respect to the restricted shares and to vote the shares prior to vesting.
     Prior to 2008, non-employee directors received an annual award of 1,000 shares of restricted stock under the 2003 Director Stock Plan. Shares of restricted stock awarded under the 2003 Director Stock Plan vest on the later of

11 months after award or seven months after the director ceases to serve as a director. The 2003 Director Stock Plan expired on April 30, 2008.
     Prior to 2003, non-employee directors were eligible to receive stock options under the Lance, Inc. 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the “1995 Director Option Plan”). Under the 1995 Director Option Plan, each non-employee director received an initial option grant to purchase 2,500 shares of Common Stock upon becoming a director (exercisable after six months of service). The 1995 Director Option Plan also provided for annual option grants to purchase 4,000 shares of Common Stock on every May 1 to each non-employee director continuing in office (other than the initial year) which became exercisable after one year’s service. There have been no options issued under the 1995 Director Option Plan for years ending after December 28, 2002.
     The following table sets forth certain information regarding the compensation of the directors for fiscal year 2008.
Director Compensation Table
Fiscal Year 2008

	Fees Earned
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)	($)
Barbara R. Allen (5)	$9,000	$6,291	—	—	$15,291

Jeffrey A. Atkins	63,000	35,248	—	—	98,248

J. P. Bolduc	51,500	35,248	—	—	86,748

William R. Holland	66,500	35,248	—	—	101,748

James W. Johnston	45,500	28,956	—	—	74,456

W. J. Prezzano	125,000	35,248	—	—	160,248

David V. Singer (6)	—	—	—	—	—

Robert V. Sisk (5)	13,500	6,291	—	—	19,791

Dan C. Swander	59,000	35,248	—	—	94,248

Isaiah Tidwell	60,500	35,248	—	—	95,748

S. Lance Van Every	59,000	35,248	—	—	94,248

(1)	Amounts represent the aggregate amount of all fees earned or paid in cash for services as a director in fiscal year 2008.

(2)	Amounts represent the dollar amounts recognized by us for financial statement reporting purposes in fiscal year 2008 with respect to outstanding restricted stock awards, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding the assumptions made in calculating these amounts, see pages 41 to 44 of the Annual Report on Form 10-K for the fiscal year ended December 27, 2008. There were no forfeitures of restricted stock awards in fiscal year 2008. As of December 27, 2008, the aggregate number of shares of restricted Common Stock outstanding for each of the directors (other than Mr. Singer) serving on such date was as follows: Mr. Atkins—4,000, Mr. Bolduc—4,000, Mr. Holland—7,000, Mr. Johnston—2,000, Mr. Prezzano—7,000, Mr. Swander—6,000, Mr. Tidwell—7,000 and Mr. Van Every—7,000.

(3)	On May 20, 2008, each director (other than Mr. Singer) who was serving as a director on such date was granted 2,000 shares of restricted Common Stock under the 2008 Director Stock Plan, as described above. The grant date fair market value of each award was $40,720, computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123R”).

(4)	There were no amounts recognized by us for financial statement reporting purposes in fiscal year 2008 with respect to outstanding option awards to directors. As of December 27, 2008, the aggregate number of shares underlying outstanding option awards for each of the directors serving on such date was as follows: Mr. Atkins—0, Mr. Bolduc—0, Mr. Holland—16,000, Mr. Johnston—0, Mr. Prezzano—16,000, Mr. Swander—0, Mr. Tidwell—16,000 and Mr. Van Every—16,000. There were no option awards granted in fiscal year 2008.

(5)	Ms. Allen did not stand for re-election to the Board of Directors when her term expired at the 2008 Annual Meeting of Stockholders, and Mr. Sisk retired from the Board of Directors in April 2008.

(6)	Mr. Singer is our President and Chief Executive Officer and therefore does not receive additional compensation for serving as a director. See the Outstanding Equity Awards at Fiscal Year-End table below for the outstanding equity awards held by Mr. Singer as of December 27, 2008.
Executive Officer Compensation
     We have included below statements regarding future performance targets and measures for our Company. These performance targets and measures are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of future results.
Compensation Discussion and Analysis
     The Compensation Committee of the Board of Directors is responsible for overall guidance for the compensation of all executive officers, including the executive officers named in the Summary Compensation Table. The Committee approves and recommends all annual compensation to the Board of Directors for final review and approval. The Compensation Committee has sole responsibility for and approves all long-term and stock-based compensation for executive officers. The following is a discussion and analysis of the material elements of our compensation program as it relates to the named executive officers.
Executive Compensation Philosophy and Objectives
     The Compensation Committee’s philosophy includes the following:
•	The executive compensation program is designed to attract, motivate and retain executive talent with the skills and competencies to generate performance, both short and long-term, which exceeds the market;

•	Total compensation will be based on the performance of our Company and the individual executive team member;

•	Base salaries and incentive compensation will be influenced by our Company’s performance as compared to the market and peer organizations; and

•	Our Company’s executive compensation program consists of base salary, annual incentives, long-term incentives and executive benefits and perquisites.
     The primary objectives of our executive compensation program are
•	to align executives’ interests with those of our stockholders by linking a substantial portion of compensation to annual and long-term performance measures;

•	to attract and retain key executives and managers who are critical to our future success;

•	to provide competitive total compensation commensurate with our performance;

•	to motivate behaviors that lead to the successful achievement of specific sales, financial and operational goals that support our stated business strategy;

•	to emphasize the link between performance and rewards for meeting predetermined, specific goals;

•	to focus executives on operational effectiveness from both an earnings and investment perspective; and

•	to promote a performance orientation and communicate to employees that greater responsibility carries greater rewards.

Determining Executive Compensation
     The Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of the individuals whose compensation is reviewed by the Committee for recommendation to the Board of Directors. As part of this review, the Chief Executive Officer submits recommendations to the Committee relating to the compensation of these individuals. Following a review of those recommendations, the Committee approves the compensation of those individuals and makes recommendations to the Board of Directors with respect to annual compensation, with such modifications to the Chief Executive Officer’s recommendations as the Committee considers appropriate.
     In 2008, the Board of Directors amended the Company’s Governance Principles to provide that the Committee would, beginning in 2009, approve the annual compensation for all executive officers except for the Chief Executive Officer.
     The Committee’s review of the Chief Executive Officer’s compensation is subject to separate procedures. With input from members of the Board of Directors and the Committee, the Chairman of the Committee, with the Chairman of the Board, evaluates the Chief Executive Officer’s performance, reviews the evaluation with him, and based on that evaluation and review, the Committee determines and recommends to the Board of Directors his annual compensation and performance and annual objectives. The Chief Executive Officer is excused from meetings of the Committee during voting or deliberations regarding his compensation.
     In setting compensation levels, the Committee considers all elements of the executive compensation program in total rather than each element in isolation. The Committee is guided by its own judgment and those sources of information (including compensation surveys) that the Committee considers relevant. The Company retained its own executive compensation consultants, Pearl Meyer & Partners, to assist the Committee in its executive compensation decisions. The compensation consultants presented data on executive compensation for similar size companies in similar industries. The consultants were directed to provide a comprehensive analysis of executive compensation programs, analyze executive compensation and all elements thereof and compare our executive compensation to similar size companies in similar industries and to make recommendations with respect to our executive compensation programs. The consultants used data from comprehensive surveys and performed a peer group analysis using similar size food and snack food companies. The consultants used the 2007/2008 Watson Wyatt Survey Report on Top Management Compensation and the 2007 US Mercer Benchmark Database Executive Compensation Report data and its market analysis of our executive compensation. All elements of executive compensation were compared to market data from the food and kindred products industry and the manufacturing non-durable goods industry. Our executive compensation was also compared to a peer group consisting of the Company and 11 other companies in the food and snack food industries that were of similar size. The peer companies used in the analysis were our Company and Flowers Foods Inc., Green Mountain Coffee Roasters, Hain Celestial Group Inc., Hansen Natural Corp., J&J Snack Foods Corp, Lancaster Colony Corp., National Beverage Corp., Ralcorp Holdings Inc., J.M. Smucker Co., Tootsie Roll Industries Inc. and Treehouse Foods, Inc. The members of the peer group were selected by the consultants. The Committee looks at the compensation of our Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies in the survey group, peer group and a market composite group. We believe that these comparisons are a benchmark as a point of reference for measurement but not the determinative factor in setting our executives’ compensation.
     In setting 2008 compensation, the Committee was advised by its own executive compensation consultants. In addition to reviewing such sources of information, the Committee periodically reviews summaries, sometimes referred to as “tally sheets,” reflecting each executive officer’s compensation with respect to each element of compensation, as well as projected payouts under our severance and change in control arrangements with the named executive officers, and prior equity awards or grants. The Committee also reviews the compensation data and tables in the Executive Compensation section of our Proxy Statement as it is being prepared. The overall purpose of these reviews is to bring together in one place all of the elements of actual and potential future compensation of our named executive officers so that the Committee may analyze both the individual amounts of compensation, the mix of compensation and the total amounts of actual and projected compensation. In its most recent review the Committee determined that the compensation amounts for our Chief Executive Officer and the other named executive officers remain consistent with the Committee’s expectations and philosophy.
     As a general principle, the Committee believes that compensation of the executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of our Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving the objectives of our executive compensation program.
Elements of Executive Compensation
     Our compensation program consists of the following elements: base salaries, annual incentive awards, long-term cash and equity compensation, and benefits and perquisites. The Chief Executive Officer, the Chief Financial Officer and the other named executive officers are also entitled to receive severance payments or other compensation upon the occurrence of certain events related to a termination of employment or change in control. See “—Potential Payments upon Termination or Change in Control” below.
     Base Salaries. Base salaries are paid to provide executive officers with a base level of annual compensation and to achieve our objectives of attracting and retaining executives who are critical to our future success, rewarding performance and communicating to employees that greater responsibility carries greater rewards. Based on information and surveys provided by the Committee’s compensation consultants, the Committee seeks to have base salaries for executive officers at the 50th percentile for the average comparable base salary for similar positions at similar companies. The Committee’s decisions regarding adjustments to base salaries are also based on the responsibilities of the executives, the Committee’s evaluation of the market demand for executives with similar capability and experience, and our corporate performance and the performance of each executive in relation to our strategic objectives. The Committee also seeks to strike an appropriate balance between fixed elements of compensation, such as base salaries, and variable performance-based elements.
     In connection with the hiring of Mr. Singer as Chief Executive Officer in 2005, the Committee and the Board approved and we entered into an Executive Employment Agreement with Mr. Singer. See “—Summary of Compensation and Grants of Plan-Based Awards—Employment and Other Agreements” below. Mr. Singer’s employment agreement provides for a base salary of $500,000, subject to increase at the discretion of the Board. In general, we believe Mr. Singer’s compensation is consistent with the Committee’s compensation philosophy and objectives. However, certain elements of his compensation were set at levels necessary to induce him to leave his former employment and join our Company as Chief Executive Officer. Our Board of Directors and the Compensation Committee employed Deloitte Consulting LLP for assistance in analyzing Mr. Singer’s compensation and benefits with his existing employer and to develop and assist in the negotiation of an employment agreement and related compensation and benefits sufficient to result in the hiring of Mr. Singer as Chief Executive Officer of the Company. Mr. Singer’s base salary was $550,000 for 2007.
     On January 18, 2008, the Committee conducted its annual review of Mr. Singer’s compensation. As a result of that review and the Committee’s evaluation of our performance and the performance of Mr. Singer in 2007, the Committee approved and recommended to the Board of Directors an increase in his base salary to $600,000, a 9% increase, effective December 30, 2007. In determining the amount of the increase, the Committee considered market data and peer group analysis provided by the Committee’s compensation consultants, and his leadership role and performance in 2007 with respect to the significant progress against the identified priorities geared toward growing our business, the continuing development of foundational work designed to deliver and provide financial results and sales growth exceeding industry averages and a good job of delivering against financial targets considering the substantial increases in ingredient costs and the challenges in achieving price increases for our products in 2007.
     On December 13, 2007, the Committee also conducted a compensation review for the other executive officers, including the other named executive officers. In connection with that review, Mr. Singer submitted recommendations to the Committee. Based on those recommendations, input from the Committee’s compensation consultants and the Committee’s evaluation of our performance and the performance of those individuals in 2007, the Committee made adjustments to the base salaries to be paid to the other executive officers for 2008 that ranged from 4% to 13% and recommended the adjusted base salaries to the Board of Directors. These salary increases went into effect on December 30, 2007. Mr. Leake’s base salary was increased 13% as a step toward reaching a base salary level competitive with market data for his position.
     Annual Performance Incentive Plan. An annual performance incentive compensation plan is provided for the executive officers, including the named executive officers, to achieve the Committee’s objectives of:

•	motivating behaviors that lead to the successful achievement of specific sales, financial and operational goals that support our stated business strategy;

•	emphasizing the link between performance and rewards for meeting predetermined, specific goals;

•	focusing executives on operational effectiveness from both an earnings and investment perspective; and

•	promoting a performance orientation and communicating to executives that greater responsibility carries greater rewards.
     In setting target incentive awards under the plan, the Committee considers each executive’s level of responsibility in relation to our annual and long-term objectives, recommendations of the Chief Executive Officer, and our obligations under the agreements with the Chief Executive Officer. The Committee sets target incentive awards at levels that are designed to link a substantial portion of each individual’s total annual compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining those objectives.
     At its meeting on February 11, 2008, the Committee approved an annual performance incentive plan for 2008 that included the executive officers’ target incentive awards for 2008 and the targeted financial measures for 2008. This annual performance incentive plan was recommended to the Board of Directors, which approved it on February 12, 2008. Mr. Singer’s employment agreement provides for a target incentive award each year equal to 100% of base salary. Messrs. Puckett, Patcha, Thompson and Leake were assigned target incentive awards for 2008 of 50% of their respective base salaries. Our financial performance measures were changed from those for 2007 to put greater emphasis on sales growth and improvements in our direct-store-delivery (“DSD”) system. For 2008, incentive compensation was based 40% on a Net Sales Dollars target of $800 million, 30% on a Corporate Earnings Per Share target of $0.75 per share, 15% on Net Sales Per Route Improvement target of 5% and 15% on a Supply Chain Costs Reduction target of 50 basis points. See “—Summary of Compensation and Grants of Plan-Based Awards” below for additional information regarding the performance measures and the threshold, target and maximum incentive awards for the named executive officers.
     Grants of annual incentive awards for 2008 for each named executive officer are determined based primarily upon the attainment of pre-determined objectives with respect to financial performance measures for our business. Financial performance measures and objectives are determined based on our operating plan for the year in question. The operating plan is developed by management and approved by the Board of Directors.
     The Committee maintains discretion to adjust performance measures and objectives for extraordinary items and other items as it deems appropriate. In setting the performance objectives, the Committee has elected to exclude from the performance measures acquisitions and special items as they are considered to be one-time income or expense items.
     On February 23, 2009, the Committee reviewed and approved the degree of attainment of our financial objectives for 2008. For 2008, we achieved 128.2% of our target. All of the named executive officers attained 128.2% of their target incentive.
     Based on this performance, the Committee awarded a $769,200 cash incentive award to Mr. Singer for 2008. The Committee also awarded cash incentive awards to each of the other named executive officers based upon the degree of attainment of our financial objectives for 2008. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the amounts of those cash incentive awards.
     Long-Term Cash and Equity Compensation. The Committee administers our 1997 Incentive Equity Plan, our 2003 Key Employee Stock Plan and our 2007 Key Employee Incentive Plan.
     The Committee is authorized to grant restricted stock awards, stock options and other awards that are provided for under our 1997 Incentive Equity Plan, our 2003 Key Employee Stock Plan and our 2007 Key Employee Incentive Plan to such of our employees and employees of our subsidiaries as the Committee determines to be eligible for awards. Awards granted to an individual are based upon a number of factors, including the recipient’s position, salary and performance as well as our overall corporate performance.
     The stock plans are intended to achieve our objectives of:

•	aligning executives’ interests with those of our stockholders by linking a substantial portion of compensation to long-term performance measures;

•	attracting and retaining key executives and managers who are critical to our future success; and

•	providing competitive total compensation commensurate with our performance.
     Awards are made under these plans as long-term incentive compensation to executives and other key employees when the Committee feels such awards are appropriate.
     We expect that individuals who receive these awards will retain a substantial portion of the shares awarded to them to foster a mutuality of interests with our stockholders. In 2007, our Board of Directors, upon recommendation of the Compensation Committee, adopted stock ownership guidelines for the Board of Directors, officers and senior managers of our Company. The guidelines generally provide that the Board of Directors, our officers and our senior managers retain 50% of shares of our Common Stock received under our equity grants to them, net of required income tax withholding. The ownership targets range from two times base salary to one-half times base salary for officers and are two times annual retainer for members of the Board of Directors.
     The Committee makes awards under these stock plans both to reward short-term performance with equity-based compensation and to motivate the recipient’s long-term performance. The Committee generally follows the practice of making annual awards to individuals who are determined to be eligible to participate in these plans.
     Each year, the Committee adopts a Three-Year Incentive Plan for Officers that includes a performance period that covers the current year and the two following years. At its meeting on February 21, 2008, the Committee adopted the 2008 Three-Year Plan for the three fiscal years 2008 through 2010. Each participant in the 2008 Three-Year Plan was assigned a target incentive, based on the participant’s current base salary. Mr. Singer’s target incentive was based on his Executive Employment Agreement, as amended, and his current base salary. The following target incentives were assigned to our named executive officers: Mr. Singer—$1,000,000, Mr. Puckett—$235,000, Mr. Patcha—$191,000, Mr. Thompson—$178,500 and Mr. Leake—$193,000.
     Because of the expected volatility and unpredictability of ingredient costs for 2008, the Committee determined that each named executive officer would be granted (i) nonqualified stock options valued at 35% of his target incentive, (ii) restricted shares of Common Stock valued at 30% of his target incentive and (iii) a performance award with a target equal to 35% of his target incentive. The performance award was based on a target level of net sales of $800 million for the 2008 fiscal year, subject to threshold and maximum levels of net sales and percentage payout of the performance award. The performance awards were made in the form of Common Stock and shares of restricted stock. The 2008 Three-Year Plan is described in greater detail under “—Summary of Compensation and Grants of Plan-Based Awards—2008 Three-Year Plan” below.
     The target incentive awards were determined by the Committee consistent with their practice and philosophy of providing that a substantial portion of total compensation for executive officers be long-term incentive compensation.
     At its meeting on February 21, 2008, pursuant to the 2008 Three-Year Plan the Committee awarded nonqualified stock options and restricted stock to the named executive officers as follows:

	Nonqualified Stock	Restricted Stock
Name	Option Shares	Shares
David V. Singer	99,999	17,889
Rick D. Puckett	23,499	4,203
Glenn A. Patcha	19,101	3,417
Blake W. Thompson	17,850	3,192
Earl D. Leake	19,299	3,453
          On February 21, 2008, the Committee made awards under the 2005 Three-Year Plan to the named executive officers. Incentive Awards are earned under the 2005 Three-Year Plan based 75% on our three-year cumulative consolidated earnings per share and 25% on our three-year compound annual growth rate in net revenues for the fiscal years 2005 through 2007. Mr. Singer was assigned a target incentive equal to 30% of his base salary for fiscal year 2005. Mr. Puckett was assigned a target incentive equal to 45% of his base salary for fiscal year 2005, prorated from January 30, 2006, his date of employment by us. Mr. Patcha was assigned a target incentive equal to 45% of his base salary for fiscal year 2007 prorated from January 8, 2007, his date of employment by us. Mr. Thompson was assigned a target incentive equal to 45% of his base salary for fiscal year 2006, prorated from December 19, 2005, his date of employment by us. Mr. Leake was assigned a target incentive equal to 45% of his base salary for fiscal year 2005. Awards were payable 25% in cash, 50% in restricted stock and 25% in stock options, except that Mr. Singer receives only cash. The Company achieved 66% of the aggregate target under the 2005 Three-Year Plan in that net revenues increased at an average annual rate of 8.6% against the target of 4.0%. The named executive officers were awarded the following:

		Restricted	Nonqualified Stock
Name	Cash	Stock Shares	Option Shares
David V. Singer	$87,200	0	0
Rick D. Puckett	$16,600	2,000	8,950
Glenn A. Patcha	$8,000	950	4,300
Blake W. Thompson	$12,600	1,500	6,750
Earl D. Leake	$13,300	1,600	7,150
     On March 16, 2006, the Committee adopted the 2006 Five-Year Performance Equity Plan for Officers and Senior Managers which covers the five-year period beginning in 2006 and ending in 2010. This Plan is a one-time grant of performance equity units, each equivalent to one share of Common Stock and related dividend equivalents. Each of the performance equity units and related dividend equivalent units which vest during the five-year period will be settled by delivery of one share of our Common Stock. These performance equity units will be subject to forfeiture if the participant leaves our employ during the five-year period except as a result of death, disability or retirement in which case the participant will receive a pro rata portion of the award. Under the Five-Year Plan, no awards vest unless the cumulative total return on our Common Stock for the five years ending December 31, 2010 exceeds the cumulative total return on the Russell 2000 Index over the same period. See “—Summary of Compensation and Grants of Plan-Based Awards—2006 Five-Year Plan” below.
     The Five-Year Plan and the amounts of the award were developed by our management in consultation with the Company’s compensation consultants and members of the Committee.
     Benefits and Perquisites. We provide our employees, including the named executive officers, with a benefit program that the Committee believes is reasonable, competitive and consistent with the objectives of the compensation program of attracting and retaining key executives and managers who are critical to our future success.
     Our executive officers, including the named executive officers, are eligible to participate in our group insurance program, which includes group health, dental, vision, life and long-term disability insurance on the same basis as other employees. Other benefits for all employees include a profit-sharing retirement plan, 401(k) plan, employee stock purchase plan, paid sick leave, paid holidays and paid vacations. In addition, the named executive officers may participate in a benefit restoration plan which provides amounts that exceed the regulatory limits on contributions to our Profit Sharing Retirement Plan, term life insurance, disability insurance and automobile allowances. Also, the named executive officers receive financial and tax planning reimbursement up to $5,000 annually. In addition, Mr. Singer receives reimbursement for a country club membership and an income tax gross up for such reimbursement as provided in his Executive Employment agreement. For additional information regarding the benefits and perquisites received by the named executive officers in 2008, see Note 4 to the Summary Compensation Table.
     The Committee reviews and approves annually all perquisites paid by us to our executive officers.
     Payments and Benefits upon Termination or Change in Control. The Chief Executive Officer, the Chief Financial Officer and the other named executive officers are entitled under their employment or severance agreements to severance payments in connection with the occurrence of certain events. These provisions were negotiated by us and approved by the Committee and the Board of Directors in connection with the hiring of Mr. Singer, Mr. Patcha, Mr. Puckett and Mr. Thompson. A severance agreement was negotiated and approved by the Committee and the Board of Directors for Mr. Leake after many years of employment with us.
     In addition, in 1997, with the assistance of the Company’s compensation consultants, Hewitt Associates LLC, the Compensation Committee and the Board of Directors approved Benefits Agreements for certain key executive officers in the event of a change in control of our Company. These agreements were designed to allow the executive officers to continue to focus on the operation of the business of our Company and to act in the best interests of our stockholders rather than focus on their own employment status in the event of a potential change in control. The triggering events under these Benefits Agreements were selected to provide the executive benefits in the event the new owner of our Company did not continue the employment of the executive or otherwise made their position untenable. Under these Benefits Agreements, the executive would receive in a lump sum an amount including his accrued base salary and benefits, an amount equal to three times his base salary plus three times the greater of his prior year actual bonus or current year target bonus and an accrued bonus payment based on the greater of his prior year actual incentive or current year target incentive under our Annual Performance Incentive Plan plus additional benefits as described in more detail under “—Potential Payments upon Termination or Change in Control” below. There is also a “gross up” amount payable to the executive based on the Federal excise taxes payable by him.
     Mr. Singer’s Executive Employment Agreement, as amended, provides that in an event of his termination without cause prior to a change in control, he would receive his accrued base salary, an amount equal to two times his base salary plus two times his current year incentive under our Annual Performance Incentive Plan, his accrued incentive based on current year performance under our Annual Performance Incentive Plan and pro rata payments under the Company’s long-term incentive plans plus other benefits specified under “—Potential Payments upon Termination or Change in Control” below. Mr. Singer’s change in control benefits are likewise designed to allow Mr. Singer to continue to focus on the operation of the business of our Company and to act in the best interest of our stockholders rather than focus on his own employment status in the event of a potential change in control.
     The severance agreements for Messrs. Puckett, Patcha and Thompson provide for payment of accrued base salary and benefits, an amount equal to one year’s base salary plus their respective current year target bonus and accrued bonus payment based on the greater of their respective prior year actual bonus or current year target bonus. Mr. Leake receives these severance amounts plus certain additional benefits as described under “—Potential Payments upon Termination or Change in Control” below in connection with his agreement to terminate his prior Executive Employment Agreement.
Section 162(m) of the Internal Revenue Code
     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally not entitled to deduct non-performance-based compensation paid to its named executive officers for Federal income tax purposes to the extent any such individual’s compensation in any year exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the pre-approval of performance goals applicable to that compensation. In 2007, the stockholders of the Corporation approved the 2007 Key Employee Incentive Plan which is expected to qualify certain elements of compensation for the performance-based exception to the limitations under Section 162(m).
     All compensation accrued to our named executive officers in 2008 was fully deductible for the purposes of Section 162(m), except for a portion of the compensation accrued for the restricted stock units awarded to our Chief Executive Officer. With respect to non-performance based compensation to be accrued to named executive officers in 2008 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible for Federal income tax purposes.

Summary of Compensation and Grants of Plan-Based Awards
     The following table sets forth certain compensation information for the fiscal years ended December 27, 2008, December 29, 2007 and December 30, 2006 concerning our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, which we refer to as the “named executive officers.”
Summary Compensation Table

									Change in
									Pension
									Value and
									Non-
							Non-Equity		qualified
							Incentive		Deferred
							Plan		Compen-
					Stock	Option	Compen-		sation		All Other
Name and		Salary	Bonus		Awards	Awards	sation		Earnings		Compensation	Total
Principal Position	Year	($)	($)		($)(1)(2)	($)(3)(2)	($)		($)		($)(4)	($)
David V. Singer	2008	$600,000	—		$1,489,982	$412,006	$769,200	(5)	—		$80,403	$3,351,591
President and Chief	2007	550,000	—		1,230,368	286,513	571,200	(6)	—		75,383	2,713,464
Executive Officer	2006	500,000	—		1,233,421	174,217	435,000	(7)	—		46,413	2,389,051

Rick D. Puckett	2008	382,200	—		334,699	85,107	245,000	(5)	—		44,746	1,091,752
Executive Vice	2007	367,500	—		314,939	45,484	178,300	(6)	—		35,087	941,310
President, Chief	2006	323,077	$20,000	(8)	309,876	67,356	156,600	(7)	—		53,771	930,680
Financial Officer, Treasurer and Secretary

Glenn A. Patcha	2008	343,200	—		289,696	65,144	220,000	(5)	—		46,563	964,603
Senior Vice	2007	323,654	$20,000	(8)	287,111	55,272	149,300	(6)	—		212,193	1,047,530
President	2006	—	—		—	—	—		—		—	—

Blake W. Thompson	2008	286,000	—		217,564	54,119	183,300	(5)	—		35,612	776,595
Senior Vice	2007	275,000	—		217,423	26,273	133,600	(6)	—		34,203	686,499
President	2006	250,000	—		233,668	46,211	100,300	(7)	—		88,879	719,058

Earl D. Leake (9)	2008	255,000	—		121,104	34,431	163,500	(5)	143,375	(10)	30,894	748,304
Senior Vice	2007	225,000	—		128,147	8,659	112,300	(6)	111,585	(10)	30,592	616,283
President	2006	200,000	—		109,181	45,187	97,300	(7)	73,914	(10)	26,425	552,007

(1)	Amounts represent the dollar amounts recognized by us for financial statement reporting purposes with respect to outstanding stock awards, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock awards for the named executive officers in any of the fiscal years presented.

(2)	For additional information regarding the assumptions made in calculating these amounts, see pages 41 to 44 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

(3)	Amounts represent the dollar amounts recognized by us for financial statement reporting purposes with respect to outstanding option awards, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of option awards for the named executive officers in any of the fiscal years presented.

(4)	For fiscal year 2008, the amounts set forth under All Other Compensation consist of the following:

Benefits and Perquisites	Mr. Singer	Mr. Puckett	Mr. Patcha	Mr. Thompson	Mr. Leake
Company contributions to Profit-Sharing Retirement Plan	$7,745	$7,475	$5,465	$7,465	$8,050

Company contributions to Employee Stock Purchase Plan	—	260	—	—	520

Company contributions to 401(k) Plan	5,750	5,750	5,750	5,750	5,750

Company contributions to Deferral and Benefit Restoration Plan	30,651	10,216	—	4,982	3,073

Term life insurance premiums	4,416	5,445	1,638	1,815	3,069

Country club dues	9,186	—	—	—	—

Automobile allowances	18,000	15,600	15,600	15,600	9,616

Relocation expenses	—	—	17,234	—	—

Financial planning and tax services	—	—	876	—	816

Tax-gross ups	4,655	—	—	—	—

Totals	$80,403	$44,746	$46,563	$35,612	$30,894

(5)	Amounts represent cash incentive awards earned under the 2008 Annual Plan. For additional information regarding the 2008 Annual Plan, see the Grants of Plan Based Awards table and “—2008 Annual Plan” below.

(6)	Amounts represent cash incentive awards earned under the 2007 Annual Plan and the 2005 Three-Year Plan. For additional information, see the Summary Compensation Table of our proxy statement for our 2008 Annual Meeting of Stockholders.

(7)	Amounts represent cash incentive awards earned under the 2006 Annual Plan and the 2004 Three-Year Plan. For additional information, see the Summary Compensation Table of our proxy statement for our 2007 Annual Meeting of Stockholders.

(8)	Amounts represent bonuses paid in connection with our initial employment of the executive officer.

(9)	Mr. Leake was not a named executive officer for fiscal year 2007.

(10)	Amounts represent changes during the applicable fiscal year in the actuarial present value of Mr. Leake’s supplemental retirement benefits under his Severance Agreement.

     The following table sets forth certain information concerning grants of plan-based awards to the named executive officers in fiscal year 2008.
Grants of Plan-Based Awards
Fiscal Year 2008

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
		Estimated Future			Estimated Future			Number of	Number of	or Base	Fair Value
		Payouts Under Non-Equity			Payouts Under Equity Incentive			Shares	Securities	Price of	of Stock
		Incentive Plan Awards			Plan Awards			of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)(1)
David V. Singer	N/A(2)	$45,000	$600,000	$1,200,000	—	—	—	—	—	—	—
	N/A(3)	—	—	—	$175,000	$350,000	$1,400,000	—	—	—	$350,000
	N/A(4)	—	—	—	—	—	—	17,889	—	—	299,999
	N/A(5)	—	—	—	—	—	—	—	99,999	$16.77	348,997

Rick D. Puckett	N/A(2)	14,300	191,100	382,200	—	—	—	—	—	—	—
	N/A(3)	—	—	—	41,150	82,300	329,200	—	—	—	82,300
	N/A(4)	—	—	—	—	—	—	4,203	—	—	70,484
	N/A(5)	—	—	—	—	—	—	—	23,499	16.77	82,012

Glenn A. Patcha	N/A(2)	12,900	171,600	343,200	—	—	—	—	—	—	—
	N/A(3)	—	—	—	33,450	66,900	267,600	—	—	—	66,900
	N/A(4)	—	—	—	—	—	—	3,417	—	—	57,303
	N/A(5)	—	—	—	—	—	—	—	19,101	16.77	66,662

Blake W. Thompson	N/A(2)	10,700	143,000	286,000	—	—	—	—	—	—	—
	N/A(3)	—	—	—	31,250	62,500	250,000	—	—	—	62,500
	N/A(4)	—	—	—	—	—	—	3,192	—	—	53,530
	N/A(5)	—	—	—	—	—	—	—	17,850	16.77	62,297

Earl D. Leake	N/A(2)	9,563	127,500	255,000	—	—	—	—	—	—	—
	N/A(3)	—	—	—	33,800	67,600	270,400	—	—	—	67,600
	N/A(4)	—	—	—	—	—	—	3,453	—	—	57,907
	N/A(5)	—	—	—	—	—	—	—	19,299	16.77	67,354

(1)	The amounts set forth in this column represent the grant date fair market value of stock awards and option awards computed in accordance with FAS 123R. For additional information regarding the assumptions made in the valuation of these awards, see pages 41 to 44 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

(2)	The amounts shown in these rows reflect the threshold, target and maximum incentive awards under the 2008 Annual Plan, as described below.

(3)	The amounts shown in these rows reflect the threshold, target and maximum incentive awards under the performance award component of the 2008 Three-Year Plan, as described below. Target performance awards are denominated in dollars but are paid in Common Stock.

(4)	This amount reflects a grant of restricted stock under the 2008 Three-Year Plan, as described below.

(5)	This amount reflects a grant of stock options under the 2008 Three-Year Plan, as described below.
     The following is a summary of certain material information necessary to an understanding of the Summary Compensation Table and Grants of Plan Based Awards table above, including certain material terms of our compensation plans and arrangements.

     2008 Annual Plan. On February 12, 2008, the Board of Directors, on recommendation of the Compensation Committee, adopted and approved the Lance, Inc. 2008 Annual Performance Incentive Plan for Officers (the “2008 Annual Plan”) under the Lance, Inc. 2007 Key Employee Incentive Plan. The 2008 Annual Plan provided certain of our officers annual cash incentive awards based on the achievement of specified goals with respect to the following performance measures: (1) Net Sales Dollars, (2) Corporate Earnings Per Share (“Corporate EPS”), (3) Net Sales Per Route Improvement, and (4) Supply Chain Costs Reduction. Each participant was assigned a target incentive based on a percentage of current base salary. The following target incentives were assigned to our named executive officers: Mr. Singer—$600,000, Mr. Puckett—$191,100, Mr. Patcha—$171,600, Mr. Thompson—$143,000 and Mr. Leake—$127,500.
     With respect to each performance measure, the Compensation Committee established (1) a threshold level of performance under which each participant was entitled to 50% of the weighted target incentive, (2) a target level of performance under which each participant was entitled to 100% of the weighted target incentive and (3) a maximum level of performance under which each participant was entitled to a maximum payment of 200% of the weighted target incentive. Annual incentive payments were calculated on a straight line basis between the threshold and target level and between the target and maximum level for each performance measure. No award payments were made unless the threshold for the applicable performance measure was reached.
     The applicable weights and threshold, target and maximum levels were assigned to each performance measure as follows:

		Performance Objectives
Performance Measure	Weight	Threshold	Target	Maximum
Net Sales Dollars	40%	$770 million	$800 million	$850 million
Corporate EPS	30%	$0.60	$0.75	$0.90
Net Sales Per Route Improvement	15%	0%	5%	15%
Supply Chain Costs Reduction	15%	0 bps	50 bps	150 bps
Each of the performance measures, excluding special items which are one-time income or expense items, is defined in the 2008 Annual Plan as follows:
(a)	“Net Sales Dollars” is defined as sales and other operating revenue, net of returns, allowances, discounts and other sales deduction items, as audited and reported in our Form 10-K for the 2008 fiscal year.

(b)	“Corporate EPS” is defined as our fully diluted earnings per share as audited and reported in our Form 10-K for the 2008 fiscal year.

(b)	“Net Sales Route Improvement” is defined as the percentage improvement in net sales through our direct-store-delivery (“DSD”) system divided by 52 and divided by the average number of routes in the DSD system for the 2008 fiscal year over that for the 2007 fiscal year.

(c)	“Supply Chain Costs Reduction” is defined as the percentage reduction, expressed in basis points, in total manufacturing conversion costs plus total costs of shipping and distribution, excluding DSD costs, divided by total net sales for the 2008 fiscal year over that for the 2007 fiscal year.
     The cash incentive awards are adjusted by the Compensation Committee for extraordinary events such as acquisitions, dispositions, required accounting adjustments or similar events as specified in the Lance, Inc. 2007 Key Employee Incentive Plan and the 2008 Annual Plan.
     Based on our performance in 2008, each of the named executive officers was paid a cash incentive award under the 2008 Annual Plan as described in Note 5 to the Summary Compensation Table above. The 2008 Annual Plan also provided for pro rata payouts of incentive awards if a participant was terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these provisions, see “—Potential Payments upon Termination or Change in Control” below.
     2008 Three-Year Plan. On February 21, 2008, the Compensation Committee adopted and approved the Lance, Inc. 2008 Three-Year Performance Incentive Plan for Officers and Key Managers (the “2008 Three-Year Plan”) under the Lance, Inc. 2007 Key Employee Incentive Plan. Each participant in the 2008 Three-Year Plan was assigned a target incentive award. The following target incentives were assigned to our named executive officers:

Mr. Singer—$1,000,000, Mr. Puckett—$235,000, Mr. Patcha—$191,000, Mr. Thompson—$178,500 and Mr. Leake—$193,000.
     In accordance with the 2008 Three-Year Plan, each named executive officer was granted (i) nonqualified stock options valued at 35% of his target incentive, (ii) restricted shares of Common Stock valued at 30% of his target incentive, and (iii) a performance award with a target payout equal to 35% of his target incentive.
     Each stock option granted under the 2008 Three-Year Plan has an exercise price of $16.77 and vests in three equal annual installments beginning February 21, 2009. The number of stock options granted to each participant was equal to the dollar value of his stock option incentive divided by the Black-Scholes value of the stock options on the grant date. Each share of restricted stock granted on February 21, 2008 also vests in three substantially equal annual installments beginning February 21, 2009. The number of shares of restricted stock granted to each participant was equal to the dollar value of the participant’s restricted stock incentive divided by the closing price of the Common Stock on the grant date ($16.77).
     Payouts under the performance award component of the 2008 Three-Year Plan were determined based on the attainment of certain predetermined performance goals with respect to our net sales for 2008. The Compensation Committee established (1) a threshold level of net sales ($770 million) under which each participant was entitled to 50% of his performance award target, (2) a target level of net sales ($800 million) under which each participant was entitled to 100% of his performance award target, and (3) a maximum level of net sales ($875 million) under which each participant was entitled to a maximum payment of 400% of his performance award target. Payments under the performance award portion of the target incentive were calculated on a straight line basis between the threshold and target level and between the target and maximum level for net sales. No award payments were made unless the threshold for the applicable performance measure was reached.
     The performance awards are adjusted by the Compensation Committee for extraordinary events such as acquisitions, dispositions, required accounting adjustments or similar events as specified in the Lance, Inc. 2007 Key Employee Incentive Plan and the 2008 Three-Year Plan. In accordance with the 2008 Three-Year Plan, each of the performance awards was settled in Common Stock in February 2009. One-third of such shares of Common Stock vested upon settlement. An additional one-third will vest in early 2010 and the remaining one-third will vest in early 2011.
     The 2008 Three-Year Plan also provides for accelerated vesting and pro rata payouts of awards if a participant is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “—Potential Payments upon Termination or Change in Control” below.
     2007 Stock Option Plan. On March 8, 2007, the Compensation Committee adopted and approved the Lance, Inc. 2007 Stock Option Plan for Officers and Key Managers (the “2007 Stock Option Plan”). Under the 2007 Stock Option Plan, certain officers and key managers were granted stock option awards based on a percentage of base salary. The named executive officers were granted options under the plan with respect to the following number of shares of Common Stock: Mr. Puckett—16,260, Mr. Patcha—14,601, Mr. Thompson—12,168 and Mr. Leake—9,957. Each option granted under the plan has an exercise price of $19.70 with respect to each share of Common Stock and vests in three equal annual installments beginning on March 8, 2008. The term of each option is seven years.
     For information regarding the vesting and exercise of options granted under the 2007 Stock Option Plan if a participant is terminated or in the event of a change in control of our Company, see “—Potential Payments upon Termination or Change of Control” below.
     2007 Three-Year Plan. On February 8, 2007, the Compensation Committee adopted and approved the Lance, Inc. 2007 Three-Year Performance Incentive Plan for Officers (the “2007 Three-Year Plan”). Under the 2007 Three-Year Plan, each participant is assigned a target incentive award based on percentage of current base salary. Each of the named executive officers was assigned a target incentive award of 25% of base salary, except for Mr. Singer who was assigned a target incentive award of 30% of base salary pursuant to the terms of his Employment Agreement.
     Incentive awards are earned under the 2007 Three-Year Plan based on our three-year average “Return on Capital Employed.” Return on Capital Employed is calculated for each fiscal year during the fiscal years 2007 through 2009 as follows:

(Net Income + Interest Expense) x (1 – Tax Rate) Average Equity + Average Net Debt
For purposes of this calculation, the “Tax Rate” means our actual total effective income tax rate and “Average Net Debt” means our average debt less average cash.
     With respect to average Return on Capital Employed, the Compensation Committee established (1) a threshold level of performance of 11% under which each participant will be entitled to a bonus award of 50% of the target incentive, (2) a target level of performance of 12% under which each participant will be entitled to 100% of the target incentive and (3) a maximum level of performance of 14% under which each participant will be entitled to the maximum payment of 400% of the target incentive.
     Award payments will be calculated on a straight line basis between the threshold and target level and between the target and maximum level. The Compensation Committee will adjust any award due to extraordinary events such as acquisitions, dispositions, required accounting adjustments or similar events as specified in the Lance, Inc. 2007 Key Employee Incentive Plan.
     Based on audited financial statements for the fiscal years 2007 through 2009, any awards will be payable in early 2010. Awards will be paid 50% in cash and 50% in Common Stock, except for awards to Mr. Singer which will be paid 100% in cash. Awards of stock will be fully vested on the date of grant.
     The 2007 Three-Year Plan also provides for pro rata payouts of incentive awards if a participant is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “—Potential Payments upon Termination or Change in Control” below.
     2006 Three-Year Plan. On April 27, 2006, the Compensation Committee adopted and approved the Lance, Inc. 2006 Three-Year Incentive Plan for Officers (the “2006 Three-Year Plan”). Under the 2006 Three-Year Plan, each participant was assigned a target incentive award based on a percentage of base salary. In fiscal year 2006, Messrs. Puckett, Thompson and Leake were each assigned a target incentive equal to 45% of his base salary for fiscal year 2006, and Mr. Singer was assigned a target incentive equal to 30% of his base salary for fiscal year 2006 pursuant to the terms of his employment agreement. In fiscal year 2007, Mr. Patcha was assigned a target incentive award under the 2006 Three-Year Plan equal to 45% of his base salary for fiscal year 2007, prorated to January 8, 2007, his initial date of employment with us.
     Incentive awards are earned under the 2006 Three-Year Plan based on our three-year average “Return on Capital Employed.” Return on Capital Employed is calculated for each fiscal year during the fiscal years 2006 through 2008 as follows:

(Net Income + Interest Expense) x (1 – Tax Rate) Average Equity + Average Net Debt
For purposes of this calculation, the “Tax Rate” means our actual total effective income tax rate and “Average Net Debt” means our average debt less average cash.
     Participants receive (i) 50% of their target incentive if we achieve a threshold average Return on Capital Employed of 9.5%, (ii) 100% of their target incentive if we achieve an average Return on Capital Employed of 10.5% and (iii) up to 400% of their target incentive if we achieve an average Return on Capital Employed of up to 12.5%.
     Award payments are calculated on a straight line basis between the threshold and target level and between the target and maximum level. The Compensation Committee has discretion to make additional adjustments to awards based on extraordinary events and other items as it deems appropriate. Based on our audited financial statements for fiscal years 2006 through 2008, no awards were earned or paid under the 2006 Three-Year Plan.

     The 2006 Three-Year Plan also provided for pro rata payouts of incentive awards if a participant was terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “—Potential Payments upon Termination or Change in Control” below.
     2006 Five-Year Plan. On March 16, 2006, the Compensation Committee adopted and approved the Lance, Inc. 2006 Five-Year Performance Equity Plan for Officers and Senior Managers (the “2006 Five-Year Plan”). The plan provides for the award of performance equity units, each equivalent to one share of our Common Stock, to certain of our key executive officers. Each of Messrs. Puckett, Thompson and Leake were granted performance equity units under the plan in 2006. Mr. Patcha was granted performance equity units under the plan in 2007. Mr. Singer does not participate in the 2005 Five-Year Plan because of his restricted stock unit award received in connection with his employment by us.
     The performance measure under the plan is the comparison of the cumulative total return (with dividends reinvested) on $100 invested in our Common Stock over five years ending December 31, 2010 as compared to the cumulative total return (with dividends reinvested) on $100 invested in the Russell 2000 Index over the same five years. If the cumulative return on our Common Stock over the five year period equals the cumulative total return on the Russell 2000 Index over the same period, the participants will receive and vest in 41.67% of their performance equity units. If the cumulative total return on our Common Stock exceeds that on the Russell 2000 Index by $10, the participants will vest in and receive 83.33% of their units. If the cumulative total return on our Common Stock exceeds the Russell 2000 Index by $15 or more, participants will vest in and receive 100% of their performance equity units. The cumulative total return on our Common Stock and the Russell 2000 Index over the five year period will be determined based on the average closing values of our Common Stock and the Russell 2000 Index for the last three months of 2005 compared to the last three months of 2010, assuming the reinvestment of dividends.
     If we declare a cash dividend on our Common Stock during the five-year period, each participant will also be credited as of the applicable dividend payment date with an additional number of performance equity units equal to (a) the total cash dividend the participant would have received if their performance equity units had been actual shares of our Common Stock, divided by (b) the closing price of one share of our Common Stock on the applicable dividend payment date.
     Award payments will be calculated after the Compensation Committee has reviewed the performance level achieved after December 31, 2010 and will be paid in shares of our Common Stock. The 2006 Five-Year Plan also provides for pro rata payouts of incentive awards if a participant is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “—Potential Payments upon Termination or Change in Control” below.
     Employment and Other Agreements. On May 11, 2005, we entered into an Executive Employment Agreement, as amended (the “Employment Agreement”), with Mr. Singer in connection with his appointment as our Chief Executive Officer. The initial term of the Employment Agreement was three years with automatic renewals for successive one-year terms. The Employment Agreement may be terminated on 90 days written notice prior to the end of the initial term or a renewal term.
     Under the Employment Agreement, we agreed to provide Mr. Singer (i) a minimum annual base salary of $500,000 during the term of the agreement, (ii) the opportunity to participate in our Annual Performance Incentive Plan with a target annual incentive equal to 100% of base salary, (iii) perquisites, including an automobile and club dues and a tax gross-up for such dues, and (iv) such other benefits as are generally made available to similarly situated executives of our Company.
     We also agreed to provide Mr. Singer with an annual long-term incentive opportunity beginning after 2005 equal to 120% of his base salary, with 75% of the annual award delivered through a grant of stock options and the remaining 25% provided as a target incentive under our three-year incentive plans. On April 24, 2008, Mr. Singer’s employment agreement was amended to provide that 100% of his annual long-term incentive opportunity after 2007 will be provided as a target incentive under our three-year incentive plans. The long-term incentive awards granted to Mr. Singer in fiscal year 2008 are reflected in the Summary Compensation Table and Grants of Plan Based Awards table above.
     Mr. Singer’s Employment Agreement also provided for an award of 300,000 restricted stock units pursuant to a Restricted Stock Unit Award Agreement, as amended (the “RSU Agreement”). The restricted stock units will vest on May 11, 2010 if Mr. Singer remains employed by us through that date. Under the RSU Agreement, Mr. Singer may surrender shares of our Common Stock at fair market value in payment of required income tax withholding. If we pay a cash dividend on our Common Stock, Mr. Singer will receive restricted dividend equivalent units equal to (i) the total cash dividend he would have received had the restricted stock units been actual shares of Common Stock divided by (ii) the fair market value of a share of Common Stock as of the applicable dividend payment date.
     All of the restricted stock units are designated to be settled in our Common Stock. Restricted dividend equivalent units are designated to be settled in cash. There are no voting rights with respect to the restricted stock units.
     The Employment Agreement and RSU Agreement also provide for potential payments and benefits to Mr. Singer if he is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these potential payments, see “—Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards
     The following table sets forth certain information with respect to outstanding equity awards at December 27, 2008 with respect to the named executive officers.
Outstanding Equity Awards
at Fiscal Year-End

	Option Awards							Stock Awards
													Equity
											Equity		Incentive Plan
											Incentive Plan		Awards:
				Equity							Awards:		Market or
				Incentive Plan							Number of		Payout Value
				Awards:							Unearned		of Unearned
	Number of	Number of		Number of							Shares, Units		Shares, Units
	Securities	Securities		Securities				Number of		Market Value	or Other		or Other
	Underlying	Underlying		Underlying				Shares or		of Shares or	Rights That		Rights That
	Unexercised	Unexercised		Unexercised		Option	Option	Units of Stock		Units of Stock	Have Not		Have Not
	Options (#)	Options (#)		Unearned		Exercise	Expiration	That Have		That Have Not	Vested (#)($)		Vested
Name	Exercisable	Unexercisable		Options (#)($)		Price ($)	Date	Not Vested (#)		Vested ($)	(1)		($)
David V. Singer	55,768	27,884	(2)			$19.645	2/8/2016	300,000	(3)	$6,606,000
	33,333	66,667	(4)			19.70	3/8/2017	35,610	(5)	784,132
		99,999	(6)			16.77	2/21/2018	17,889	(7)	393,916	$350,000	(8)	$350,000

Rick D. Puckett	12,500	12,500	(9)			21.055	1/30/2016	20,000	(10)	440,400	60,000	(11)	$1,321,200
											6,011	(12)	132,362
				$0	(13)						$0	(13)	0
											$45,938	(14)	45,938
		23,499	(6)			16.77	2/21/2018	4,203	(7)	92,550	$82,300	(8)	$82,300
	3,500					19.77	3/8/2012
	5,420	10,840	(4)			19.70	3/8/2014
								1,000	(15)	22,020
	8,950					16.77	2/21/2013

Glenn A. Patcha	6,250	18,750	(16)			20.10	1/8/2017	20,000	(17)	440,400	48,000	(11)	$1,056,960
											3,748	(12)	82,531
				$0	(13)						$0	(13)	0
											$41,250	(14)	41,250
		19,101	(6)			16.77	2/21/2018	3,417	(7)	75,242	$66,900	(8)	66,900
	4,867	9,743	(4)			19.70	3/8/2014
								475	(15)	10,460
	4,300					16.77	2/21/2013

Blake W. Thompson	11,250	3,750	(18)			18.16	12/16/2015				42,000	(11)	$924,840
											4,208	(12)	92,660
				$0	(13)						$0	(13)	0
											$34,375	(14)	34,375
		17,850	(6)			16.77	2/21/2018	3,192	(7)	70,288	$62,500	(8)	62,500
	2,800					19.77	3/8/2012
	4,056	8,112	(4)			19.70	3/8/2014
								750	(15)	16,515
	6,750					16.77	2/21/2013

Earl D. Leake											36,000	(11)	$792,720
											3,607	(12)	79,426
				$0	(13)						$0	(13)	0
											$28,125	(14)	28,125
		19,299	(6)			16.77	2/21/2018	3,453	(7)	76,035	$67,600	(8)	62,500
	5,800					19.77	3/8/2012
	3,319	6,638	(4)			19.70	3/8/2014
								800	(15)	17,616
	7,150					16.77	2/21/2013
	15,650					10.13	4/20/2010
	2,675					14.45	1/24/2012
	3,450					7.65	4/24/2013

(1)	Unless otherwise indicated, the number or dollar value of equity awards presented is based on the achievement of threshold performance goals.

(2)	Stock options become exercisable in three equal annual installments beginning February 8, 2007.

(3)	Restricted stock units vest on May 11, 2010.

(4)	Stock options become exercisable in three equal annual installments beginning March 8, 2008.

(5)	Dividend equivalent units vest on May 11, 2010.

(6)	Stock options become exercisable in three equal annual installments beginning February 21, 2009.

(7)	Restricted shares vest in three equal annual installments beginning on February 21, 2009.

(8)	Reflects potential performance awards under 2008 Three-Year Plan, which are denominated in dollars and settled in Common Stock. Amounts are based on the achievement of target performance goals. See “—2008 Three-Year Plan” above for more information.

(9)	Stock options become exercisable in four equal annual installments beginning January 30, 2007.

(10)	Restricted shares vest on January 30, 2009.

(11)	Performance equity units vest on December 31, 2010, subject to the achievement of the performance measures under the 2006 Five-Year Plan. Amounts based on the achievement of a 100% vesting rate under the plan.

(12)	Performance dividend equivalent equity units vest on December 31, 2010, subject to the achievement of the performance measures under the 2006 Five-Year Plan. Amounts based on the achievement of a 100% vesting rate under the plan.

(13)	Reflects that no potential awards were payable under the 2006 Three-Year Plan as of December 27, 2008. See “—2006 Three-Year Plan” above for additional information.

(14)	Reflects outstanding awards under the 2007 Three-Year Plan, which are denominated in dollars and settled 50% in cash and 50% in Common Stock. Amounts represent the portion of the awards that is to be settled in Common Stock, assuming the achievement of target performance goals. See “—2007 Three-Year Plan” above for information regarding vesting of the awards.

(15)	Restricted shares vest on February 21, 2009.

(16)	Stock options become exercisable in four equal annual installments beginning January 8, 2008.

(17)	Restricted shares vest on January 8, 2010.

(18)	Stock options become exercisable in four equal annual installments beginning December 19, 2006.

Option Exercises and Stock Vested
     The following table sets forth certain information with respect to option exercises and stock vested during the fiscal year ended December 27, 2008 with respect to the named executive officers.
Option Exercises and Stock Vested
Fiscal Year 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value Realized
	Acquired on	Realized on	Acquired on	on Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)	($)(1)
David V. Singer	—	—	—	—

Rick D. Puckett	—	—	850	$14,442

Glenn A. Patcha	—	—	—	—

Blake W. Thompson	—	—	15,675	343,118

Earl D. Leake	19,000	$122,420	1,400	23,786

(1)	The amounts reflected in this column reflect the number of shares acquired upon vesting multiplied by the market value of such shares on the vesting date.
Retirement Benefits
     In connection with an agreement by Mr. Leake to terminate his prior employment agreement, we provide Mr. Leake with supplemental retirement benefits similar to those provided under his prior employment agreement. The following table sets forth certain information with respect to Mr. Leake’s supplemental retirement benefits.
Pension Benefits
Fiscal Year 2008

Number
		of Years	Present Value
	Plan	Credited	of Accumulated	Payments During
Name	Name	Service (#)(1)	Benefit ($)(2)	Last Fiscal Year ($)
Earl D. Leake	Supplemental Retirement Benefit under Severance Agreement(1)	13	$649,949	$0

(1)	The amount presented in this column represents the number of actual years that Mr. Leake has been provided with the benefit. Mr. Leake has not been given credit for years of service in addition to his actual years of service.

(2)	The amount presented in this column reflects the actuarial present value of Mr. Leake’s accumulated supplemental benefit under his Severance Agreement, computed as of December 27, 2008. The accumulated supplemental benefit was computed by applying a 4.5% discount rate to the earned portion of the benefit.
     The supplemental retirement benefits are provided to Mr. Leake through an Executive Severance Agreement. Under the Severance Agreement, Mr. Leake is entitled to a supplemental retirement benefit equal to five times his annual base salary in effect immediately prior to his retirement, payable over 15 years after retirement or until age 75, if earlier. Mr. Leake may also elect to receive his benefit in a lump sum equal to the present value of such payments using an interest rate equal to the yield on the 10-year United States Treasury Bond. The normal retirement age under the agreement is age 60.
     The Severance Agreement with Mr. Leake also provides for certain payments to him if he is terminated under certain circumstances or in the event of a change in control of our Company, as described under “—Potential Payments upon Termination or Change in Control” below.

Supplemental Deferred Compensation Plan
We maintain the Lance, Inc. Compensation Deferral and Benefit Restoration Plan (the “Deferral Plan”), which is a non-qualified deferred compensation plan, for certain of our key executive officers. The following table sets forth information regarding the individual accounts and benefits under the Deferral Plan for fiscal year 2008 with respect to each of the named executive officers who is a participant in the plan.
Nonqualified Deferred Compensation
Fiscal Year 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in Last FY ($)(1)	in Last FY ($)(2)	in Last FY ($)(3)	Distributions ($)	Last FYE ($)
David V. Singer		24,718	(8,490)		17,235

Rick D. Puckett	16,170	1,209	122		17,501

Glenn A. Patcha	6,864	—	(720)		6,144

Blake W. Thompson	36,300	4,043	1,337		79,174

Earl D. Leake	49,500	2,198	(46,338)	(35,111)	175,444

(1)	Amounts reflected in this column are also reported in the “Salary” column for 2008 or the “Non-Equity Incentive Plan Compensation” column for 2007 of the Summary Compensation Table.

(2)	None of the amounts reflected in this column are reported in the “All Other Compensation” column of the Summary Compensation Table for 2008. These amounts reflect amounts that were contributed by the Company in fiscal year 2008 with respect to fiscal year 2007 employment.

(3)	The amounts reported in this column are not reported in the Summary Compensation Table because no earnings under the Deferral Plan are deemed to be above-market or preferential earnings.
     Participants in the Deferral Plan may elect to defer from 1% to 40% of their annual base salary and from 10% to 90% of their annual incentive award under our Annual Performance Incentive Plan. In addition, we make contributions to each participant’s account equal to the excess, if any, of (a) the profit sharing contribution that we would have made to the participant’s account under our tax-qualified Profit Sharing and 401(k) Retirement Savings Plan (the “Profit Sharing and 401(k) Plan”) if the amount of the contribution were not limited by Section 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”), over (b) the amount of the profit sharing contribution that we actually made to the participant’s account under our Profit Sharing and 401(k) Plan.
     Amounts deferred by participants and contributions made by us are deemed invested by participants in investment choices that are made available by the plan administrator, which are the same investment choices available under our Profit Sharing and 401(k) Plan.
     Participants may generally select from the following payment options for each account under the plan:
(a)	a single lump sum payment made seven months after termination of employment;

(b)	a single lump sum payment made in a year specified by the participant that is before the seventh month after termination of employment;

(c)	annual installments over a number of years selected by the participant (but not exceeding 10 years) beginning seven months after termination of employment; or

(d)	annual installments over a number of years selected by the participant (but not exceeding 10 years) beginning in a year specified by the participant that is before the seventh month after termination of employment.
     The payment options described under (b) and (d) above are not available for balances with respect to our contributions under the plan. If a participant dies, the participant’s account balances will be payable to the participant’s beneficiary in either a single lump sum or five annual installments as elected by the participant. If a participant elects to receive annual installments, the amount payable on each installment date will be equal to the balance in the participant’s account divided by the number of payments to be made. Participants may also be permitted to withdraw a portion of their accounts in the event of certain unforeseeable emergencies.
Potential Payments upon Termination or Change in Control
     We have entered into agreements and maintain plans that require us to provide compensation or other benefits to our executive officers, including the named executive officers, in connection with events related to a termination of employment or a change in control of our Company. The following is a description of provisions of those agreements and plans as they relate to the named executive officers.
     2008 Annual Plan. We maintain an annual performance incentive plan for our key executive officers, as described above under “—Summary of Compensation and Plan Based Awards—2008 Annual Plan.”
     In the event of death, permanent disability or retirement, each participant in the 2008 Annual Plan would be paid a pro rata amount based on our actual performance under the 2008 Annual Plan. The term “retirement” is defined as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a “change in control,” each participant would be paid a pro rata amount equal to the greater of the participant’s target incentive or our actual results for the year-to-date, based on the number of days in the year preceding the change in control.
     Under the 2008 Annual Plan, a “change in control” will generally be deemed to occur upon:
•	the acquisition of 25% or more of the combined voting power of our securities by any person or group, other than a trustee or fiduciary holding securities under one of our employee benefit plans, a corporation owned by our current stockholders, or a member of the Van Every Family, which includes the descendents of Salem A. Van Every, Sr. and their spouses;

•	a change in the majority of our Board of Directors over a two year period;

•	approval by the stockholders of a plan of complete liquidation of our Company or the sale of substantially all of our assets to an entity of which our current stockholders own less than 60% of the voting control; or

•	a merger, consolidation or reorganization after which our current stockholders own less than 60% of the voting control of our Company or the surviving entity.
     2008 Three-Year Plan. We maintain a three-year performance incentive plan as described above under “—Summary of Compensation and Grants of Plan Based Awards—2008 Three-Year Plan.”
     In the event a participant voluntarily terminates employment (other than for retirement) or is terminated involuntarily, no payments will be made under outstanding performance awards.
     In the event of death or disability before the end of the performance period, any outstanding performance award will be paid in cash based on target performance. In the event of death or disability on or after the end of the performance period, any outstanding performance award will be paid in cash based on actual performance. In the event of death or disability, any unvested stock options or shares of restricted stock granted under the 2008 Three-Year Plan will become fully vested as of the date of such event.
     In the event of retirement, (i) any outstanding performance award will be paid in cash based on actual performance, (ii) unvested stock options will continue to vest for a period of six months after retirement, and (iii) unvested shares of restricted stock will become vested pro rata based on the number of full months elapsed since the award date. The term “retirement” is defined in the 2008 Three-Year Plan as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change in control, any outstanding performance awards will be paid in cash pro rata based on the greater of (a) target performance or (b) actual performance through the closing date with such proration based on the number of days in the performance period preceding the date of the closing of the change in control. All unvested stock options and unvested shares of restricted stock will become fully exercisable as of the date of a change in control. The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2008 Annual Plan.”
     2007 Stock Option Plan. In the event of death or disability, stock options granted under our 2007 Stock Option Plan will become fully vested. Upon retirement, unvested stock options will continue to vest for a period of six months after retirement. The term “retirement” is defined as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change of control, the vesting of awards will be accelerated to fully vest upon the effective date of the change in control. The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2008 Annual Plan.”
     2007 and 2006 Three-Year Plans. In addition to the 2008 Three-Year Plan we maintain other three-year performance incentive plans from prior years as described above under “—Summary of Compensation and Grants of Plan Based Awards—2007 Three-Year Plan” and “—2006 Three-Year Plan.”
     In the event of death, permanent disability or retirement, each participant in such three-year plans would receive a pro rata cash payment based on our actual performance under the applicable three-year plan for the three-year performance period. In addition, any unvested restricted stock options will become vested pro rata based on the number of full months completed since the date of grant. The term “retirement” is defined in the three-year plans as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change in control, each participant would be paid a pro rata amount equal to the greater of the participant’s target incentive or our actual results for the completed fiscal years preceding the change in control, with the proration based on the number of days in the plan years preceding the change in control. In addition, all unvested grants of restricted stock will become fully vested. The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2008 Annual Plan.”
     2006 Five-Year Plan. We maintain a five-year performance equity plan as described above under “—Summary of Compensation and Grants of Plan Based Awards—2006 Five-Year Plan.”
     In the event of death, disability or retirement, each participant in the 2006 Five-Year Plan will receive a pro rata payment based on the time in which the individual participated in the plan and our actual performance under the 2006-Five Year Plan. The term “retirement” is defined in the plan as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change in control, each participant will be entitled to a pro rata payment calculated based on the actual average results under the 2006 Five-Year Plan for the 90 days ending on the day before the change in control, with such proration based on the number of days in the plan years preceding the change in control. In addition, the dollar amounts of the performance goals will also be prorated based on the number of days in the plan years preceding the change in control. The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2008 Annual Plan.”
     Compensation Deferral and Benefits Restoration Plan. We maintain a nonqualified supplemental deferred compensation plan, the Deferral Plan, as described above under “—Supplemental Deferred Compensation Plan.” Under the Deferral Plan, participants are entitled to certain payments in connection with a termination of employment or death. See the above description of the Deferral Plan for a description of the terms and conditions of the Deferral Plan with respect to such payments.
     Agreements with the Chief Executive Officer. On May 11, 2005, we entered into an Executive Employment Agreement, as amended (the “Employment Agreement”), with Mr. Singer in connection with his appointment as our Chief Executive Officer. If Mr. Singer’s employment is terminated by us without cause, we would be required to provide Mr. Singer with the following:
(a)	a payment equal to his accrued base salary and benefits as of the date of termination;

(b)	a pro-rata payment under our Annual Performance Incentive Plan based on the actual results for the year;

(c)	an amount equal to two times his base salary plus two times his then current target incentive under our Annual Performance Incentive Plan;

(d)	up to 24 months of health insurance and dental plan coverage;

(e)	a pro-rata payment with respect to each outstanding performance cycle under our Three-Year Incentive Plans based on the actual results for the performance cycle;

(f)	immediate vesting of all unvested options and the ability to immediately exercise such options; and

(g)	any other amounts or benefits required to be paid under any of our other agreements, plans, policies or arrangements through the date of termination.
     In the event of termination for death or disability, we have agreed to provide Mr. Singer with the payments and benefits listed under items (a), (b), (e), (f) and (g) above.
     Mr. Singer is also a party to a Compensation and Benefits Assurance Agreement (a “Benefits Agreement”), which will continue for as long as he is employed with us under the terms of his Executive Employment Agreement, as described above. In the event of a change in control, there is an automatic three-year extension of the Benefits Agreement.
     Benefits are payable under the Benefits Agreement only if one of the following events occurs within three years after a change in control: involuntary termination without cause; voluntary termination for good reason; voluntary termination for any reason during the thirteenth month after a change in control; or breach of the Benefits Agreement by us or our successor. We refer to each of these covered events as a “qualifying termination.” The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2008 Annual Plan.”
     If a qualifying termination occurs within three years following a change in control, Mr. Singer would receive the following:
(a)	his accrued base salary and benefits as of the date of termination;

(b)	an amount equal to three times his base salary plus three times the greater of his prior year cash incentive or current year target incentive under our Annual Performance Incentive Plan;

(c)	a pro rata payment based on the greater of his current year target incentive or the actual incentive earned through the date of the termination under our Annual Performance Incentive Plan;

(d)	an amount equal to the amounts paid under items (a), (b) and (c) above multiplied by the highest percentage of his compensation contributed to his account under our qualified profit sharing plan during the three years prior to termination;

(e)	up to 36 months of health and dental plan insurance;

(f)	outplacement services for up to one year, with a maximum cost of 10% of his base salary;

(g)	immediate vesting of all unvested stock options; and

(h)	an amount equal to any Federal excise taxes payable by the executive.
     Mr. Singer’s Employment Agreement, as described above, provided for an award of 300,000 restricted stock units pursuant to a Restricted Stock Unit Award Agreement, as amended (the “RSU Agreement”). Under the RSU Agreement, Mr. Singer’s restricted stock units would become fully vested upon (i) a qualifying termination following a change in control or (ii) termination due to death or disability. In the event of involuntary termination without cause, Mr. Singer’s restricted stock units would vest as follows: 16.67% prior to May 11, 2006; 33.33% on or after May 11, 2006; 50.00% on or after May 11, 2007; 66.67% on or after May 11, 2008; 83.33% on or after May 11, 2009; and 100% on or after May 11, 2010. The restricted stock units will be forfeited upon a termination for cause or if Mr. Singer resigns.

     The following table sets forth the estimated payments and benefits that would have been payable to Mr. Singer under the agreements and plans described above, assuming that each covered event under such agreements and plans occurred on December 27, 2008.
DAVID V. SINGER

						Qualifying
						Termination
	Involuntary					Within 3 Years
Benefits and Payments upon	Termination	Death or			Change in	after a Change
Termination	Without Cause	Disability	Retirement		Control	in Control
Base Salary	$1,200,000	—	—		—	$1,800,000
Annual Performance Incentive	1,969,200	$769,200	$769,200		$769,200	2,569,200
Incentive Under 2006 Three-Year Plan	0	0	0	(5)	0	—
Incentive Under 2007 Three-Year Plan	110,000	110,000	110,000	(5)	110,000	—
Incentive Under 2008 Three-Year Plan	116,667	116,667	116,667	(5)	116,667	—
Accelerated Vesting of Stock Options(1)	745,887	745,887	—		745,887	—
Accelerated Vesting of Restricted Stock	4,927,001 (2)	7,390,129 (4)	—		—	7,390,129 (4)
Supplemental Deferred Compensation Plan	17,234	17,234	17,234		—	17,234
Profit Sharing “Make Whole”	—	—	—		—	117,000
Health and Dental Insurance	16,667 (3)	—	—		—	25,000 (6)
Outplacement services	—	—	—		—	60,000 (7)
Excise tax gross-up	—	—	—		—	2,079,896 (8)
Total	$9,102,656	$9,149,117	$1,013,101		$1,741,754	$14,058,459

(1)	Amount reflects accelerated vesting of 27,884 options with an exercise price of $19.645, 66,667 options with an exercise price of $19.70 and 99,999 options with an exercise price of $16.77. The fair market value of the Common Stock was $22.02 per share on December 27, 2008.

(2)	Amount reflects accelerated vesting of 66.67% of the 300,000 restricted stock units and 66.67% of the 35,610 restricted dividend equivalent units awarded to Mr. Singer under his RSU Agreement. The value was determined by multiplying the number of accelerated restricted stock units by the market price of a share of Common Stock on December 27, 2008 ($22.02).

(3)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for two years.

(4)	Amount reflects accelerated vesting of 100% of the 300,000 restricted stock units plus 35,610 restricted dividend equivalent units awarded to Mr. Singer under his RSU Agreement. The value was determined by multiplying the number of accelerated restricted stock units by the market price of the Common Stock on December 27, 2008 ($22.02).

(5)	Assumes target performance would be achieved for the three-year performance periods.

(6)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for thirty-six months.

(7)	Amount reflects the maximum amount of outplacement services that would be provided under Mr. Singer’s Benefits Assurance agreement.

(8)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
     Agreements with the Other Named Executive Officers. Each of the named executive officers, other than the Chief Executive Officer, is party to an Executive Severance Agreement (the “Severance Agreements”). The Severance Agreements are substantially identical, except for the Severance Agreement with Mr. Leake.
     Under the Severance Agreements, each of Messrs. Puckett, Patcha, and Thompson would be entitled to the following payments in the event of an involuntary termination without cause:
(a)	accrued base salary and benefits as of the date of termination;

(b)	an amount equal to base salary plus current year target incentive under our Annual Performance Incentive Plan;

(c)	a pro rata incentive payment based on the greater of prior year actual incentive or current year target incentive under the Annual Performance Incentive Plan.
     The initial term of the Severance Agreements is three years with automatic renewals for successive one-year terms. Each Severance Agreement may be terminated on one year’s notice prior to the end of an initial or renewal term.
     Mr. Leake’s Severance Agreement was negotiated in connection with the termination of his prior employment agreement and includes a supplemental retirement benefit as described under “—Retirement Benefits” above. Under his Severance Agreement, Mr. Leake would receive the following payments and benefits upon an involuntary termination without cause:
(a)	accrued compensation and benefits;

(b)	an amount equal to 2.5 times the sum of the highest base salary paid to him plus the current year’s target incentive under the Annual Performance Incentive Plan, provided the amount is reduced for severance after age 57 1/2;

(c)	immediate commencement of his supplemental retirement benefits as if retirement had occurred on the termination date;

(d)	a pro rata incentive payment based on the greater of his prior year actual incentive or current year target incentive under the Annual Performance Incentive Plan.

(e)	transfer to him of his company provided car;

(f)	an amount equal to the present value of his unexercised vested stock options;

(g)	medical insurance coverage, life insurance and disability insurance until age 60; and

(h)	outplacement services for up to 2 years, with a maximum cost of 20% of base salary.
     If Mr. Leake is terminated following a change in control of our Company, he would receive a lump sum payment equal to the present value of his supplemental retirement benefit as of the date of his termination. The present value of the benefit would be calculated assuming the benefit would be paid over 15 years beginning on the date of termination and using an interest rate equal to the yield on the 10-year United States Treasury Bond. The present value of Mr. Leake’s supplemental retirement benefit would also be placed in a trust for his benefit in the event of a change in control.
     In the event of his death, Mr. Leake’s beneficiary would receive an amount equal to 75% of his supplemental retirement benefit as of the date of death. The death benefit is payable over 15 years after retirement or until age 75, if earlier. Mr. Leake or his beneficiary may also elect to receive the death benefit in a lump sum equal to the present value of such payments using the interest rate equal to the yield on the 10-year United States Treasury Bond on the date payments would otherwise commence.
     Each of Messrs. Puckett, Patcha, Thompson and Leake are parties to a Compensation and Benefits Assurance Agreement (the “Benefits Agreements”). Each of the Benefits Agreements is substantially identical to Mr. Singer’s Benefits Agreement, as described above under “—Potential Payments upon Termination or a Change in Control—Agreements with the Chief Executive Officer,” with the exception of the term and termination provisions as described below.
     For Messrs. Puckett, Patcha, Thompson and Leake, the initial term of each of their Benefits Agreements is three years. The initial term of Mr. Leake’s Benefits Agreement extends until December 31, 2011, the year in which he reaches age 60, which was the same end of term date under his prior employment agreement. After the initial term, each Benefits Agreement automatically renews for successive one-year terms and may be terminated by us on one-year’s notice prior to the end of an initial or renewal term. In the event of a change in control, there is an automatic three-year extension of each Benefits Agreement. Mr. Singer’s Benefits Agreement will continue for as long as he is employed by us under the terms of his Employment Agreement.
     The following tables set forth the estimated payments and benefits that would have been payable to each of the named executive officers, other than the Chief Executive Officer, under the agreements and plans described above, assuming that each covered event under such agreements and plans occurred on December 27, 2008.
RICK D. PUCKETT

								Qualifying
								Termination
	Involuntary							Within 3
	Termination	Death or						Years After a
	Without	Permanent				Change in		Change in
Benefits and Payments upon Termination	Cause	Disability		Retirement		Control		Control
Base Salary	$382,200	—		—		—		$1,146,600
Annual Performance Incentive	382,200	$245,000		$245,000		$245,000		818,300
2006 Three-Year Plan	—	0	(2)	0	(2)	0	(2)	—
2007 Three-Year Plan	—	61,251	(2)	61,251	(2)	61,251	(2)	—
2008 Three-Year Plan	—	27,433	(2)	27,433	(2)	27,433	(2)	—
2006 Five-Year Plan	—	925,082	(3)	925,082	(3)	925,082	(3)	—
Accelerated Vesting of Stock Options (1)	—	66,903		—		66,903		—
Accelerated Vesting of Restricted Stock	—	446,517		446,517		446,517		—
Profit Sharing “Make Whole”	—	—		—		—		55,897
Supplemental Deferred Compensation Plan	17,501	17,501		17,501		—		17,501
Health and Dental Insurance	—	—		—		—		25,000 (4)
Outplacement services	—	—		—		—		76,440 (5)
Excise tax gross-up	—	—		—		—		416,768 (6)

Total	$781,901	$1,789,687		$1,722,784		$1,772,186		$2,556,506

(1)	Amount reflects accelerated vesting of 12,500 options with an exercise price of $21.055, 23,499 options with an exercise price of $16.77 and 10,840 options with an exercise price of $19.70. The fair market value of the Common Stock was $22.02 per share on December 27, 2008.

(2)	Assumes target performance would be achieved for the three-year performance periods, with the exception of the 2006 Three-Year Plan for which threshold performance goals were not achieved as of December 27, 2008.

(3)	Assumes the achievement of a vesting rate of 100%, including dividend equivalent equity units.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.

GLENN A. PATCHA

								Qualifying
								Termination
	Involuntary							Within 3
	Termination	Death or						Years After a
	Without	Permanent				Change in		Change in
Benefits and Payments upon Termination	Cause	Disability		Retirement		Control		Control
Base Salary	$343,200	—		—		—		$1,029,600
Annual Performance Incentive	343,200	$220,000		$220,000		$220,000		734,800
2006 Three-Year Plan	—	0	(2)	0	(2)	0	(2)	—
2007 Three-Year Plan	—	55,000	(2)	55,000	(2)	55,000	(2)	—
2008 Three-Year Plan	—	22,300	(2)	22,300	(2)	22,300	(2)	—
2006 Five-Year Plan	—	716,707	(3)	716,707	(3)	716,707	(3)	—
Accelerated Vesting of Stock Options (1)	—	63,693		—		63,693		—
Accelerated Vesting of Restricted Stock	—	290,083		290,083		290,083		—
Profit Sharing “Make Whole”	—	—		—		—		50,193
Supplemental Deferred Compensation Plan	6,144	6,144		6,144		—		6,144
Health and Dental Insurance	—	—		—		—		25,000 (4)
Outplacement services	—	—		—		—		68,640 (5)
Excise tax gross-up	—	—		—		—		385,262 (6)

Total	$692,544	$1,373,927		$1,310,234		$1,367,783		$2,299,639

(1)	Amount reflects accelerated vesting of 18,750 options with an exercise price of $20.10, 19,101 options with an exercise price of $16.77 and 9,734 options with an exercise price of $19.70. The fair market value of the Common Stock was $22.02 per share on December 27, 2008.

(2)	Assumes target performance would be achieved for the three-year performance periods, with the exception of the 2006 Three-Year Plan for which threshold performance goals were not achieved as of December 27, 2008.

(3)	Assumes the achievement of a vesting rate of 100%, including dividend equivalent equity units.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
BLAKE W. THOMPSON

								Qualifying
								Termination
	Involuntary							Within 3
	Termination	Death or						Years After a
	Without	Permanent				Change in		Change in
Benefits and Payments upon Termination	Cause	Disability		Retirement		Control		Control
Base Salary	$286,000	—		—		—		$858,000
Annual Performance Incentive	286,000	$183,300		$183,300		$183,300		612,300
2006 Three-Year Plan	—	0	(2)	0	(2)	0	(2)	—
2007 Three-Year Plan	—	45,833	(2)	45,833	(2)	45,833	(2)	—
2008 Three-Year Plan	—	20,833	(2)	20,833	(2)	20,833	(2)	—
2006 Five-Year Plan	—	647,564	(3)	647,564	(3)	647,564	(3)	—
Accelerated Vesting of Stock Options (1)	—	67,583		—		67,583		—
Accelerated Vesting of Restricted Stock	—	13,763		13,763		13,763		—
Profit Sharing “Make Whole”	—	—		—		—		41,828
Supplemental Deferred Compensation Plan	79,174	79,174		79,174		—		79,174
Health and Dental Insurance	—	—		—		—		25,000 (4)
Outplacement services	—	—		—		—		57,200 (5)
Excise tax gross-up	—	—		—		—		248,431 (6)

Total	$651,174	$1,058,050		$990,467		$978,876		$1,921,933

(1)	Amount reflects accelerated vesting of 3,750 options with an exercise price of $18.16, 17,850 options with an exercise price of $16.77 and 8,112 options with an exercise price of $19.70. The fair market value of the Common Stock was $22.02 per share on December 27, 2008.

(2)	Assumes target performance would be achieved for the three-year performance periods, with the exception of the 2006 Three-Year Plan for which threshold performance goals were not achieved as of December 27, 2008.

(3)	Assumes the achievement of a vesting rate of 100%, including dividend equivalent equity units.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
EARL D. LEAKE

								Qualifying
								Termination
	Involuntary							Within 3
	Termination	Death or						Years After a
	Without	Permanent				Change in		Change in
Benefits and Payments upon Termination	Cause	Disability		Retirement		Control		Control
Base Salary	$637,500	—		—		—		$765,000
Annual Performance Incentive	255,000	$163,500		$163,500		$163,500		546,000
2006 Three-Year Plan	—	0	(2)	0	(2)	0	(2)	—
2007 Three-Year Plan	—	37,500	(2)	37,500	(2)	37,500	(2)	—
2008 Three-Year Plan	—	22,533	(2)	22,533	(2)	22,533	(2)	—
2006 Five-Year Plan	—	555,058	(3)	555,058	(3)	555,058	(3)	—
Accelerated Vesting of Stock Options (1)	—	66,903		—		66,903		—
Accelerated Vesting of Restricted Stock	—	14,680		14,680		14,680		—
Profit Sharing “Make Whole”	—	—		—		—		40,163
Supplemental Retirement Benefit	1,275,000	1,275,000		956,250		—		649,949
Supplemental Deferred Compensation Plan	175,444	175,444		175,444		—		175,444
Company Car	25,000	—		—		—		—
Health and Dental Insurance	25,000	—		—		—		25,000 (4)
Outplacement services	51,000	—		—		—		51,000 (5)
Excise tax gross-up	—	—		—		—		371,939 (6)

Total	$2,443,944	$2,310,618		$1,924,965		$860,174		$2,624,495

(1)	Amount reflects accelerated vesting of 19,299 options with an exercise price of $16.77 and 6,638 options with an exercise price of $19.70. The fair market value of the Common Stock was $22.02 per share on December 27, 2008.

(2)	Assumes target performance would be achieved for the three-year performance periods, with the exception of the 2006 Three-Year Plan for which threshold performance goals were not achieved as of December 27, 2008.

(3)	Assumes the achievement of a vesting rate of 100%, including dividend equivalent equity units.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.

Equity Compensation Plans
     The following table sets forth certain information as of December 27, 2008, concerning outstanding options and rights to acquire Common Stock granted to participants in all of our equity compensation plans (including the Directors Plans) and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.
Equity Compensation Plan Information

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon	exercise price	future issuance under
	exercise of	of outstanding	equity compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected in
	and rights	rights	column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,591,570	$16.85	1,515,111

Equity compensation plans not approved by security holders	—	—	—

Total	1,591,570	$16.85	1,515,111

(1)	Includes the 1995 Director Option Plan, which was approved by the stockholders on April 21, 1995, the Lance, Inc. 1997 Incentive Equity Plan, which was approved by the stockholders on April 18, 1997, the Lance, Inc, 2003 Key Employee Stock Plan, which was approved by the stockholders on April 24, 2003, the Lance, Inc. 2003 Director Stock Plan, which was approved by the stockholders on April 24, 2003, the Lance, Inc. 2007 Key Employee Stock Plan, which was approved by the stockholders on April 26, 2007, and the Lance, Inc. 2008 Director Stock Plan, which was approved by the stockholders on April 24, 2008.
Ratification of Selection of Independent Public Accountants
     The Audit Committee of the Board of Directors has selected KPMG LLP as independent public accountants to audit our consolidated financial statements for the 2009 fiscal year, ending December 26, 2009. This selection is being presented to the stockholders for their ratification at the Annual Meeting. KPMG LLP has served as our independent certified public accountants and has audited our consolidated financial statements beginning with the 1991 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
     Stockholder ratification of the selection of KPMG LLP as our independent public accountants is not required by our Bylaws or otherwise. We are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of KPMG LLP.
Audit and Non-Audit Fees
     The following table presents fees for professional audit services rendered by KPMG LLP and approved by the Audit Committee for the audit of our consolidated annual financial statements for the fiscal years ended December 27, 2008 and December 29, 2007 and other services rendered by KPMG LLP and approved by the Audit Committee during those periods.

	FY 2008	FY 2007
Audit Fees (1)	$610,000	$591,000
Audit-Related Fees (2)	51,845	27,350
Tax Fees (3)	10,000	12,230
All Other Fees (4)	—	—

	$671,845	$630,580

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of management’s assertion relating to internal controls over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For fiscal years 2008 and 2007, this category includes fees related to general accounting assistance.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance and review. For fiscal years 2008 and 2007, these services include the review of our federal, state and foreign tax returns.

(4)	All Other Fees consist of aggregate fees billed by KPMG LLP for products and services other than the services reported above. In fiscal years 2008 and 2007, KPMG LLP did not bill us for any services in this category.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent public accountants in order to assure that the provision of such services does not impair the accountants’ independence. These services may include audit services, audit-related services, tax services and other services. Proposed services may either be subject to case-by-case pre-approval by the Audit Committee or may be pre-approved by the Audit Committee on a categorical basis. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson and may delegate such pre-approval authority to another member of the Audit Committee at its discretion. Any services approved by the Chairperson or such other member of the Audit Committee must be reported to the full Audit Committee at its next scheduled meeting. Our Corporate Controller is required to periodically report to the full Audit Committee regarding the extent of services provided by the independent public accountants in accordance with the pre-approval policies and the fees for the services performed to date. None of the fees paid by us to the independent public accountants under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established under the regulations of the Securities and Exchange Commission.
Board of Directors Recommendation and Required Vote
     The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent public accountants to audit our consolidated financial statements for the 2009 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. The affirmative vote of a majority of the votes cast is required to ratify the selection of KPMG LLP. Abstentions and broker “non-votes” are not counted as being cast for purposes of ratifying the selection of KPMG LLP.
Section 16(A) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish us with copies of all such reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 27, 2008, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

Related Person Transactions
Policy on Review of Related Person Transactions
     It is the policy of the Board of Directors that all related person transactions must be approved by either (1) a majority of the disinterested members of the Governance and Nominating Committee of the Board of Directors or (2) a majority of independent and disinterested members of the Board of Directors. In either case, a related person transaction may not be approved by a single director. For purposes of the policy, the term “related person transaction” means any transaction that is required to be disclosed in our proxy statements or other filings with the SEC pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 and any material “conflict of interest” transaction with a director, as that term is defined under the North Carolina Business Corporation Act. For fiscal year 2008, there were no related person transactions that were required to be disclosed in this Proxy Statement.
Stockholder Proposals for 2010 Annual Meeting
     Any proposal that a stockholder intends to present for action at the 2010 Annual Meeting of Stockholders must be received by us no later than November 23, 2009, in order for the proposal to be included in the proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders. In addition, if we receive notice of stockholder proposals after February 7, 2010, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Stockholder proposals should be sent to Secretary, Lance, Inc., 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina 28277.

LANCE INC.

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Electronic Voting Instructions

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/LNCE**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

123456 C0123456789 12345

1. Election of Directors: 01 - JEFFREY A. ATKINS 02 - J.P. BOLDUC 03 - ISAIAH TIDWELL

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

	For	Against	Abstain
2. Ratification of selection of KPMG LLP as independent public accountants.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

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1 U P X 0 2 1 1 8 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 010RLF

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 22, 2009. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. We urge you to vote your shares by proxy even if you plan to attend the 2009 Annual Meeting of Stockholders. You can always change your vote at the meeting. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Proxy — Lance, Inc. Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders to be held April 23, 2009 The stockholder signing on the reverse hereby appoints David V. Singer, Rick D. Puckett and Earl D. Leake, and each of them, proxies, with full power of substitution, with the powers the stockholder would possess if personally present, to vote, as designated hereon, all shares of the $.83-1/3 par value Common Stock of the stockholder in Lance, Inc. at the Annual Meeting of the Stockholders to be held on April 23, 2009, and at any adjournment thereof. This proxy will be voted as specified hereon and, unless otherwise directed, will be voted FOR the election of all nominees as directors and FOR proposal 2. Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged. Please date and sign on the reverse and return promptly in the enclosed postage paid envelope. (Continued and to be signed on the reverse side)